Exhibit 10.11

EXECUTION VERSION

AMENDED AND RESTATED

COLLATERAL TRUST AGREEMENT

dated as of October 26, 2015

and amended and restated as of March 15, 2017

among

EXCO RESOURCES, INC.,

as the Company,

the Grantors and Guarantors from time to time party hereto,

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Administrative Agent under the Senior Third Lien Credit Agreement,

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Administrative Agent under the Junior Third Lien Credit Agreement,

the other Parity Lien Debt Representatives from time to time party hereto,

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Senior Third Lien Collateral Trustee,

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Junior Third Lien Collateral Trustee,

and

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Collateral Trustee,

ii

Exhibit A	[Form of] Additional Parity Lien Debt Certificate

Exhibit B	[Form of] Collateral Trust Joinder – Additional Debt

Exhibit C	[Form of] Collateral Trust Joinder – Additional Grantor

iii

This Collateral Trust Agreement (as amended, supplemented, amended and restated or otherwise modified form time to time in accordance with Section 7.1 hereof, this “Agreement”) is dated as of October 26, 2015, and amended and restated as of March 15, 2017 (the “Restatement Effective Date”), and is by and among EXCO Resources, Inc., a Texas corporation (the “Company”), the Grantors and Guarantors from time to time party hereto, Wilmington Trust, National Association, as Senior Third Lien Administrative Agent (as defined below), Wilmington Trust, National Association, as Senior Third Lien Collateral Trustee, Wilmington Trust, National Association, as Junior Third Lien Administrative Agent, Wilmington Trust, National Association, as Junior Third Lien Collateral Trustee, and Wilmington Trust, National Association, as collateral trustee hereunder (in such capacity and together with its successors in such capacity, the “Collateral Trustee”).

RECITALS

WHEREAS, the Company intends to incur (on an exchange basis) term loans (the “Senior Third Lien Term Loans”) pursuant to a 1.75 Lien Term Loan Credit Agreement dated as of March 15, 2017 (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Senior Third Lien Credit Agreement”) among the Company, the guarantors party thereto from time to time, the lenders party thereto from time to time, Wilmington Trust, National Association, as Administrative Agent (as defined therein) (in such capacity and together with its successors in such capacity, the “Senior Third Lien Administrative Agent”) and Wilmington Trust, National Association, as Collateral Trustee (as defined therein) (in such capacity and together with its successors in such capacity, the “Senior Third Lien Collateral Trustee”).

WHEREAS, the Company incurred term loans (the “Junior Third Lien Term Loans” and, together with the Senior Third Lien Term Loans, “Term Loans”) pursuant to an existing Term Loan Credit Agreement, dated as of October 19, 2015 (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Junior Third Lien Credit Agreement”) among the Company, the guarantors party thereto from time to time, the lenders party thereto from time to time, Wilmington Trust, National Association, as Administrative Agent (as defined therein) (in such capacity and together with its successors in such capacity, the “Junior Third Lien Administrative Agent”) and Wilmington Trust, National Association, as Collateral Trustee (as defined therein) (in such capacity and together with its successors in such capacity, the “Junior Third Lien Collateral Trustee”). For the avoidance of doubt, prior to the amendment and restatement of this Agreement effectuated on the Restatement Effective Date, the “Junior Third Lien Credit Agreement” was referred to hereunder as the “Exchange Term Loan Agreement.”

WHEREAS, on October 26, 2015, (x) the Junior Third Lien Term Loans were designated as Parity Lien Debt hereunder pursuant to an Additional Parity Lien Debt Certificate and (y) the Junior Third Lien Administrative Agent was designated as a Parity Lien Representative hereunder pursuant to a Collateral Trust Joinder.

WHEREAS, (i) prior to, and following, the Restatement Effective Date, the Company, the Grantors and the Guarantors secured, and shall continue to secure, their Obligations under the Junior Third Lien Credit Agreement and any future Parity Lien Debt and any other Parity Lien Obligations with Liens on all present and future Collateral to the extent that such Liens have been provided for in the applicable Parity Lien Security Documents and (ii) on and following the Restatement Effective Date, the grant of Liens of the Grantors and Guarantors hereunder and pursuant to the Junior Third Lien Credit Agreement Security Documents and Senior Third Lien Credit Agreement Security Documents secures the Obligations of the Grantors and Guarantors under the Senior Third Lien Credit Agreement.

WHEREAS, this Agreement sets forth the terms on which each Parity Lien Secured Party (other than the Collateral Trustee) has appointed the Collateral Trustee to act as the collateral trustee for the present and future holders of the Parity Lien Obligations to receive, hold, maintain, administer and distribute the Collateral at any time delivered to the Collateral Trustee or the subject of the Parity Lien Security Documents, and to enforce the Parity Lien Security Documents and all interests, rights, powers and remedies of the Collateral Trustee with respect thereto or thereunder and the proceeds thereof.

WHEREAS, on the Restatement Effective Date, (x) in connection with the incurrence (on an exchange basis) of the Senior Third Lien Term Loans, the term loans under that certain Term Loan Credit Agreement dated as of October 19, 2015, among the Company, the guarantors party thereto from time to time, the lenders party thereto from time to time and, Hamblin Watsa Investment Counsel Ltd., as Administrative Agent, shall have been repaid in full (and, for the avoidance of doubt, with it being understood that prior to the amendment and restatement of this Agreement effectuated on the Restatement Effective Date, such Term Loan Credit Agreement was referred to hereunder as the “Second Lien Credit Agreement”), (y) the Senior Third Lien Administrative Agent, to reflect its designation as Parity Lien Representative hereunder in respect of the Senior Third Lien Credit Agreement, will execute and deliver to the Collateral Trustee a Collateral Trust Joinder in accordance with Section 3.8 and (z) in accordance with Section 3.8 the Company will execute and deliver to the Collateral Trustee an Additional Parity Lien Debt Certificate to designate the Indebtedness and other Obligations (as defined in the Senior Third Lien Credit Agreement) under the Senior Third Lien Credit Agreement Documents as Parity Lien Debt hereunder.

Capitalized terms used in this Agreement have the meanings assigned to them above or in Article 1 below.

AGREEMENT

In consideration of the premises and the mutual agreements herein set forth, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

ARTICLE 1

DEFINITIONS; PRINCIPLES OF CONSTRUCTION

Section 1.1 Defined Terms. The following terms will have the following meanings:

“Act of Parity Lien Debtholders” means, as to any matter at any time, a direction in writing delivered to the Collateral Trustee by or with the written consent of the holders of Parity Lien Debt representing the Required Parity Lien Debtholders.

“Additional Parity Lien Debt” has the meaning set forth in Section 3.8(b).

“Additional Parity Lien Debt Certificate” means a notice in substantially the form of Exhibit A.

“Additional Secured Debt Designation” means the written agreement of the Parity Lien Representative of holders of any Series of Parity Lien Debt (in accordance with the terms of the indenture, credit agreement or other agreement governing such Series of Parity Lien Debt), for the benefit of all holders of existing and future Priority Lien Debt, the Priority Lien Collateral Agent, each existing and future holder of Priority Liens, all holders of each existing and future Series of Parity Lien Debt, the Collateral Trustee and each existing and future holder of Parity Liens:

(1)    subject to Section 3.4 of this Agreement, that all Parity Lien Obligations will be and are secured equally and ratably by all Parity Liens at any time granted by the Company, any Grantor or any Guarantor to secure any Obligations in respect of such Series of Parity Lien Debt, whether or not upon property otherwise constituting Collateral for such Series of Parity Lien Debt, and that, subject to Section 3.4 of this Agreement, all such Parity Liens will be enforceable by the Collateral Trustee for the benefit of all holders of Parity Lien Obligations equally and ratably;

(2)    that such Parity Lien Representative and the holders of Obligations in respect of such Series of Parity Lien Debt are bound by the provisions of the Intercreditor Agreement and this Agreement, including the provisions relating to the ranking of Priority Liens, Parity Liens and Junior Liens and the order of application of proceeds from the enforcement of Priority Liens, Parity Liens and Junior Liens; and

(3)    appointing the Collateral Trustee and consenting to the terms of the Intercreditor Agreement and the performance by the Collateral Trustee of, and directing the Collateral Trustee to perform, its obligations under this Agreement, the Parity Lien Security Documents and the Intercreditor Agreement, together with all such powers as are reasonably incidental thereto.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such Person. For purposes of this definition, a Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise. For purposes of this definition, “controlling” and “controlled” shall have meanings correlative thereto.

“Agreement” has the meaning set forth in the preamble.

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.

“Board of Directors” means: (1) with respect to a corporation, the board of directors of the corporation; (2) with respect to a partnership, the Board of Directors of the general partner of the partnership; and (3) with respect to any other Person, the board or committee of such Person serving a similar function.

“Business Day” means any day excluding Saturday, Sunday and any other day on which banking institutions in New York City or any other place of payment are authorized or required by law or other governmental actions to close.

“Capital Stock” means:

(1)    in the case of a corporation, corporate stock or shares in the capital of such corporation;

(2)    in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)    in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4)    any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person; provided that any instrument evidencing Indebtedness convertible or exchangeable into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock, shall not be deemed to be Capital Stock unless and until such instrument is so converted or exchanged.

“Collateral” means all assets and property of the Company or a Grantor, whether real, personal or mixed, wherever located and whether now owned or at any time acquired after the earlier of the date of the Senior Third Lien Credit Agreement or the date of the Junior Third Lien Credit Agreement by the Company or a Grantor as to which a Lien has been granted under any of the Parity Lien Security Documents to secure any of the Parity Lien Obligations.

“Collateral Trustee” has the meaning set forth in the preamble.

“Collateral Trust Joinder” means (1) with respect to the provisions of this Agreement relating to any Additional Parity Lien Debt, an agreement substantially in the form of Exhibit B and (2) with respect to the provisions of this Agreement relating to the addition of additional Grantors, an agreement substantially in the form of Exhibit C.

“Company” has the meaning set forth in the preamble.

“Credit Agreement” means the “Priority Credit Agreement” as defined in the Intercreditor Agreement.

“Discharge of First-Out Obligations” means, except to the extent otherwise provided in Section 3.10, payment in full, in cash (except for contingent indemnities and cost and reimbursement obligations to the extent no claim has been made) constituting Dollars of all First-Out Obligations and the concurrently termination of all commitments to extend credit under the Parity Lien Documents relating thereto; provided that the Discharge of First-Out Obligations shall not be deemed to have occurred if such payments are made with the proceeds of other Parity Lien Obligations that constitute an exchange or replacement for or a Refinancing of such First-Out Obligations.

“Discharge of Parity Lien Obligations” means, except to the extent otherwise provided in Section 3.10, payment in full, in cash (except for contingent indemnities and cost and reimbursement obligations to the extent no claim has been made) constituting Dollars of all Parity Lien Obligations and the concurrently termination of all commitments to extend credit under the Parity Lien Documents relating thereto; provided that the Discharge of Parity Lien Obligations shall not be deemed to have occurred if such payments are made with the proceeds of other Parity Lien Obligations that constitute an exchange or replacement for or a Refinancing of such Parity Lien Obligations.

“Dollars” and the sign “$” shall each mean lawful money of the United States of America.

“Financial Officer” of any Person means the Chief Financial Officer, Chief Accounting Officer, principal accounting officer, Controller, Treasurer or Assistant Treasurer of such Person.

“First-Out Obligations” means all Parity Lien Obligations in respect of the Senior Third Lien Term Loans or that otherwise comprise clause (1) of the definition of Parity Lien Debt.

“First-Out Secured Parties” means each holder of a First-Out Obligation, including the Senior Third Lien Administrative Agent and the Senior Third Lien Collateral Trustee.

“Grantor” means each of and “Grantors” means, collectively, the Company and the Guarantors and any other Person (if any) that at any time provides collateral security for any Parity Lien Obligations.

“Guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations (and “Guaranteed” and “Guaranteeing” shall have meanings that correspond to the foregoing).

“Guarantor” means any Person who has Guaranteed payment of any Parity Lien Obligations, and their respective successors and assigns.

“Indebtedness” has the meaning assigned to such term in the Senior Third Lien Credit Agreement or to such term or other similar term in any applicable Parity Lien Document.

“Indemnified Liabilities” means any and all liabilities (including all environmental liabilities), obligations, losses, damages, penalties, actions, judgments, suits, costs, taxes, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, performance, administration or enforcement of this Agreement or any of the other Parity Lien Security Documents, including any of the foregoing relating to the use of proceeds of any Parity Lien Debt or the violation of, noncompliance with or liability under, any law (including environmental laws) applicable to or enforceable against the Company, any Subsidiary of the Company or any Grantor or Guarantor or any of the Collateral and all reasonable costs and expenses (including reasonable fees and expenses of legal counsel selected by the Indemnitee) incurred by any Indemnitee in connection with any claim, action, investigation or proceeding in any respect relating to any of the foregoing, whether or not suit is brought.

“Indemnitee” has the meaning set forth in Section 7.9(a).

“Insolvency or Liquidation Proceeding” means:

(1)    any case commenced by or against the Company, any Grantor or any Guarantor under the Bankruptcy Code or any other Bankruptcy Law, any other proceeding for the reorganization, recapitalization or adjustment or marshaling of the assets or liabilities of the Company, any Grantor or any Guarantor, any receivership or assignment for the benefit of creditors relating to the Company, any Grantor or any Guarantor or any similar case or proceeding relative to the Company, any Grantor or any Guarantor or its creditors, as such, in each case whether or not voluntary;

(2)    any liquidation, dissolution, marshaling of assets or liabilities or other winding up of or relating to the Company, any Grantor or any Guarantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency;

(3)    any assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Company, any Grantor or any Guarantor; or

(4)    any other proceeding of any type or nature in which substantially all claims of creditors of the Company, any Grantor or any Guarantor are determined and any payment or distribution is or may be made on account of such claims.

“Intercreditor Agreement” means that certain Intercreditor Agreement, dated as October 26, 2015 and as amended and restated as of the date hereof, among the Collateral Trustee, on behalf of itself and the holders of the Parity Lien Obligations, the Priority Lien Collateral Agent, the Second Lien Collateral Trustee, and the other parties from time to time party thereto, as the same may be amended, restated, supplemented or otherwise modified or replaced from time to time.

“Junior Third Lien Administrative Agent” has the meaning set forth in the recitals.

“Junior Third Lien Collateral Trustee” has the meaning set forth in the recitals.

“Junior Third Lien Credit Agreement” has the meaning set forth in the recitals.

“Junior Third Lien Credit Agreement Documents” means the Junior Third Lien Credit Agreement, the Intercreditor Agreement, the Junior Third Lien Credit Agreement Security Documents and all other loan documents (including the Loan Documents (as defined in the Junior Third Lien Credit Agreement)), notes, guarantees, instruments and agreements governing or evidencing the Term Loans (as defined in the Junior Third Lien Credit Agreement) and other obligations under the Junior Third Lien Credit Agreement.

“Junior Third Lien Credit Agreement Guarantees” means any guarantee of the obligations of the Company under the Junior Third Lien Credit Agreement Documents and the Term Loans (as defined in the Junior Third Lien Credit Agreement) by any Restricted Subsidiary (as defined in the Junior Third Lien Credit Agreement) in accordance with the provisions of the Junior Third Lien Credit Agreement Documents.

“Junior Third Lien Credit Agreement Security Agreement” means the Security Agreement, dated as of October 26, 2015, among the Company, the Grantors and Guarantors party thereto and the Collateral Trustee, on behalf of itself and the Parity Lien Secured Parties, as the same may be amended, supplemented or otherwise modified or replaced from time to time. For the avoidance of doubt, as of the Restatement Effective Date the Junior Third Lien Credit Agreement Security Agreement is (and is intended to be) documented pursuant to the same Security Agreement as the Senior Third Lien Credit Agreement Security Agreement.

“Junior Third Lien Credit Agreement Security Documents” means this Agreement, each Collateral Trust Joinder, the Junior Third Lien Credit Agreement Security Agreement and all other security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, collateral agency agreements, control agreements or other grants or transfers for security executed and delivered by the Company, any Grantor or any Guarantor creating (or purporting to create) a Lien upon Collateral in favor of the Junior Third Lien Collateral Trustee (or the Collateral Trustee, as the case may be), for the benefit of the Secured Parties (as defined in the Junior Third Lien Credit Agreement) (or the Parity Lien Secured Parites, as the case may be), in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms and Section 7.1. For the avoidance of doubt, as of the Restatement Effective Date the Junior Third Lien Credit Agreement Security Documents are (and are intended to be) documented pursuant to the same documentation as the Senior Third Lien Credit Agreement Security Documents.

“Junior Third Lien Debt” means the Junior Third Lien Term Loans, the “Obligations” (as such term is defined in the Junior Third Lien Credit Agreement) and Junior Third Lien Credit Agreement Guarantees thereof (including replacements of such Parity Lien Debt with other Parity Lien Debt that is secured equally and ratably with the Junior Third Lien Term Loans by a Parity Lien to the extent contemplated and permitted by the Intercreditor Agreement) and all other Obligations in respect of the foregoing.

“Junior Third Lien Term Loans” has the meaning set forth in the recitals.

“Last-Out Obligations” means all outstanding Parity Lien Obligations other than First-Out Obligations.

“Last-Out Secured Parties” means each holder of a Last-Out Obligation, including the Junior Third Lien Administrative Agent and the Junior Third Lien Collateral Trustee.

“Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to give a security interest therein and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction or Production Payments and Reserve Sales and the like payable out of Oil and Gas Properties; provided that in no event shall an operating lease be deemed to constitute a Lien.

“Non-Conforming Plan of Reorganization” means any Plan of Reorganization that (A) does not provide for the Discharge of First-Out Obligations in full, in cash on the effective date of such plan or (B) that has not been approved by either (x) the Required Lenders (as defined in the Senior Third Lien Credit Agreement) or (y) the Second Lien Majority Holders.

“Obligations” means any principal (including reimbursement obligations and obligations to provide cash collateral with respect to letters of credit whether or not drawn), interest at the rate provided for in the Parity Lien Documents (including default interest), premium (if any, and including any “make-whole” amount), fees, indemnifications, reimbursements, expenses and other liabilities payable under the documentation governing any Indebtedness, in each case whether incurred before or after commencement of an Insolvency or Liquidation Proceeding, and, in each case, whether or not allowed or allowable in an Insolvency or Liquidation Proceeding.

“Officers’ Certificate” means a certificate signed by two officers of the Company, one of whom must be either the principal executive officer or a Financial Officer, as applicable.

“Oil and Gas Properties” has the meaning assigned to such term in the Intercreditor Agreement.

“Opinion of Counsel” means a written opinion, in form and substance reasonably acceptable to the Collateral Trustee, of counsel who shall be reasonably acceptable to the Collateral Trustee. Opinions of Counsel required to be delivered under this Agreement may have qualifications customary for opinions of the type required and counsel delivering such Opinions of Counsel may rely as to factual matters on certificates of the Company or governmental or other officials customary for opinions of the type required.

“Parity Lien” means a Lien granted by the Company or any Grantor in favor of the Collateral Trustee pursuant to a Parity Lien Security Document, at any time, upon any property of the Company or such Grantor to secure Parity Lien Obligations.

“Parity Lien Debt” means:

(1)    the Senior Third Lien Debt;

(2)    the Junior Third Lien Debt; and

(3)    any other Indebtedness (other than intercompany Indebtedness owing to the Company or its Subsidiaries) of the Company, any Grantor or any Guarantor (including replacements of Parity Lien Debt with other Parity Lien Debt to the extent contemplated and permitted by the Intercreditor Agreement) that is permitted to be incurred under Section 6.01(b)(3)(y) or Section 6.01(b)(3)(z) of the Senior Third Lien Credit Agreement that is secured equally and ratably with the Junior Third Lien Term Loans by a Parity Lien that was permitted to be incurred under clause (c)(y) of the definition of “Permitted Liens” (as defined in the Senior Third Lien Credit Agreement) and also permitted to be incurred and so secured under each applicable Secured Debt Document; provided that in the case of any Indebtedness referred to in clause (3) of this definition, that:

(a)    on or before the date on which such Indebtedness is incurred by the Company, any Grantor or any Guarantor, such Indebtedness is designated by the Company, in an Additional Parity Lien Debt Certificate executed and delivered in accordance with Section 3.8(b), as “Junior Third Lien Debt” for the purposes of the Senior Third Lien Credit Agreement and this Agreement; provided, further, that no such Indebtedness may be designated as both (x) Parity Lien Debt and (y) either or both Priority Lien Debt or Second Lien Debt;

(b)    such Indebtedness is governed by an indenture, credit agreement or other agreement that includes an Additional Secured Debt Designation;

(c)    the Parity Lien Representative for such Indebtedness executes and delivers a Collateral Trust Joinder in accordance with Section 3.8(b); and

(d)    all other requirements set forth in Section 3.8 have been complied with.

“Parity Lien Debt Default” means any “Event of Default” as defined in the Senior Third Lien Credit Agreement, Junior Third Lien Credit Agreement, or any similar event or condition set forth in any other Parity Lien Document that causes, or permits holders of the applicable Series of Parity Lien Debt outstanding thereunder (with or without the giving of notice or lapse of time, or both, and whether or not notice has been given or time has lapsed) to cause, the Parity Lien Debt outstanding thereunder to become immediately due and payable.

“Parity Lien Documents” means, collectively, the Senior Third Lien Credit Agreement Documents, the Junior Third Lien Credit Agreement Documents and any additional indenture, supplemental indenture, credit agreement or other agreement governing each other Series of Parity Lien Debt and the Parity Lien Security Documents.

“Parity Lien Obligations” means Parity Lien Debt and all other Obligations in respect thereof, including any “Obligations” (as defined in the Senior Third Lien Credit Agreement) and any “Obligations” (as defined in the Junior Third Lien Credit Agreement).

“Parity Lien Representative” means:

(1)    in the case of the Senior Third Lien Term Loans, the Senior Third Lien Administrative Agent;

(2)    in the case of the Junior Third Lien Term Loans, the Junior Third Lien Administrative Agent; or

(3)    in the case of any other Series of Parity Lien Debt, the trustee, agent or representative of the holders of such Series of Parity Lien Debt who (A) is appointed to act for the holders of such Series of Parity Lien Debt (for purposes related to the administration of the Parity Lien Security Documents) pursuant to the indenture, credit agreement or other agreement governing such Series of Parity Lien Debt, together with its successors in such capacity, and (B) that has executed a Collateral Trust Joinder.

“Parity Lien Secured Parties” means the holders of Parity Lien Obligations (including, for the avoidance of doubt, the “Secured Parties” under and as defined in the Senior Third Lien Credit Agreement and the “Secured Parties” under and as defined in the Junior Third Lien Credit Agreement), the Senior Third Lien Collateral Trustee, the Junior Third Lien Collateral Trustee, the Collateral Trustee and each Parity Lien Representative.

“Parity Lien Security Documents” means this Agreement, each Collateral Trust Joinder, the Senior Third Lien Credit Agreement (but only insofar as, and solely to the extent that, the same grants a Lien on the Collateral), the Senior Third Lien Credit Agreement Security Documents, the Junior Third Lien Credit Agreement (but only insofar as, and solely to the extent that, the same grants a Lien on the Collateral), the Junior Third Lien Credit Agreement Security Documents, and all other security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, collateral agency agreements, control agreements or other grants or transfers for security executed and delivered by the Company, any Grantor or any Guarantor creating (or purporting to create) a Parity Lien upon Collateral in favor of the Collateral Trustee, for the benefit of any of the Parity Lien Secured Parties, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms and Section 7.1.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision thereof or any other entity.

“Plan of Reorganization” means any plan of reorganization, plan of liquidation, agreement for composition, or other type of plan of arrangement proposed in or in connection with any Insolvency or Liquidation Proceeding.

“Priority Lien” has the meaning assigned to such term in the Intercreditor Agreement.

“Priority Lien Collateral Agent” means JPMorgan Chase Bank, N.A., as agent under the Credit Agreement and any successor thereof in such capacity under the Credit Agreement, and, from and after the date of execution and delivery of a Priority Substitute Facility (as defined in the Intercreditor Agreement), the agent, collateral agent, trustee or other representative of the lenders or holders of the indebtedness and other Obligations evidenced thereunder or governed thereby, in each case, together with its successors in such capacity.

“Priority Lien Debt” has the meaning assigned to such term in the Intercreditor Agreement.

“Priority Lien Documents” has the meaning assigned to such term in the Intercreditor Agreement.”

“Priority Lien Obligations” has the meaning assigned to such term in the Intercreditor Agreement.

“Priority Lien Representative” has the meaning assigned to the term “Senior Priority Lien Representative” term in the Second Lien Indenture.

“Production Payments and Reserve Sales” means the grant or transfer by the Company or a Restricted Subsidiary of the Company to any Person of a royalty, overriding royalty, net profits interest, production payment (whether volumetric or dollar denominated), partnership or other interest in oil and gas properties, reserves or the right to receive all or a portion of the production or the proceeds from the sale of production attributable to such properties, including any such grants or transfers pursuant to incentive compensation programs on terms that are reasonably customary in the oil and gas business for geologists, geophysicists and other providers of technical services to the Company or a Subsidiary of the Company.

“Reaffirmation Agreement” means an agreement reaffirming the security interests granted to the Collateral Trustee in substantially the form attached as Exhibit 1 to Exhibit A of this Agreement.

“Required Parity Lien Debtholders” means (x) until the Discharge of the First-Out Obligations, the holders of 66 2/3% in aggregate principal amount of all Parity Lien Debt (other than Party Lien Debt constituting Last-Out Obligations) then outstanding, calculated in accordance with the provisions of Section 7.2 and (y) thereafter, the holders of 66 2/3% in aggregate principal amount of all Parity Lien Debt then outstanding, calculated in accordance with the provisions of Section 7.2. For purposes of this definition, Parity Lien Debt registered in the name of, or beneficially owned by, the Company or any Affiliate of the Company will be deemed not to be outstanding; provided, that for purposes of such restriction Fairfax Financial Holdings Limited, Energy Strategic Advisory Services LLC, Oaktree Capital Management and LS Power Group and their respective Affiliates and subsidiaries (other than the Company and its Subsidiaries) shall not be deemed to be Affiliates of the Company.

“Restatement Effective Date” has the meaning set forth in the preamble.

“Restricted Subsidiary” has the meaning assigned to such term in the Senior Third Lien Credit Agreement.

“Second Lien” has the meaning assigned to the term “Second Lien” in the Intercreditor Agreement.

“Second Lien Collateral Trustee” has the meaning assigned to the term “Second Lien Collateral Trustee” in the Intercreditor Agreement.

“Second Lien Indenture” means that certain Indenture dated as of March 15, 2017 among the Company, as the Issuer (as defined therein), certain subsidiaries of the Company, as guarantors, the Trustee (as defined therein) and the Second Lien Collateral Trustee, as the same may be amended, supplemented, modified, restated, refinanced or replaced on or prior to the Restatement Effective Date and as may be amended, supplemented, modified, restated, refinanced or replaced from time to time after the Restatement Effective Date in accordance with the Intercreditor Agreement and with the same and/or different noteholders and/or trustees in accordance with the Intercreditor Agreement.

“Second Lien Debt” has the meaning assigned to the term “Second Lien Debt” in the Intercreditor Agreement.

“Second Lien Documents” has the meaning assigned to the term “Second Lien Documents” in the Intercreditor Agreement.

“Second Lien Majority Holders” means the consent of the Holders (as defined in the Second Lien Indenture) of a majority in principal amount of the then outstanding Notes (including PIK Notes (each as defined in the Second Lien Indenture) if any) voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes (as defined in the Second Lien Indenture)).

“Second Lien Notes Trustee” means Wilmington Trust, National Association in its capacity as Trustee (under and as defined in the Second Lien Indenture), and any of its assignees or successors permitted in accordance with the Intercreditor Agreement.

“Second Lien Security Documents” has the meaning assigned to such term in the Intercreditor Agreement.

“Secured Debt” means Priority Lien Debt, Second Lien Debt and Parity Lien Debt.

“Secured Debt Documents” means the Priority Lien Documents, the Second Lien Documents and the Parity Lien Documents.

“Senior Third Lien Administrative Agent” has the meaning set forth in the recitals.

“Senior Third Lien Collateral Trustee” has the meaning set forth in the recitals.

“Senior Third Lien Credit Agreement” has the meaning set forth in the recitals.

“Senior Third Lien Credit Agreement Documents” means the Senior Third Lien Credit Agreement, the Intercreditor Agreement, the Senior Third Lien Credit Agreement Security Documents and all other loan documents (including the Loan Documents (as defined in the Senior Third Lien Credit Agreement)), notes, guarantees, instruments and agreements governing or evidencing the Term Loans (as defined in the Senior Third Lien Credit Agreement) and other obligations under the Senior Third Lien Credit Agreement.

“Senior Third Lien Credit Agreement Guarantees” means any guarantee of the obligations of the Company under the Senior Third Lien Credit Agreement Documents and the Term Loans (as defined in the Senior Third Lien Credit Agreement) by any Restricted Subsidiary in accordance with the provisions of the Senior Third Lien Credit Agreement Documents.

“Senior Third Lien Credit Agreement Security Agreement” means the Security Agreement, dated as of October 26, 2015, among the Company, the Grantors and Guarantors party thereto and the Collateral Trustee, on behalf of itself and the Parity Lien Secured Parties, as the same may be amended, supplemented or otherwise modified or replaced from time to time. For the avoidance of doubt, as of the Restatement Effective Date the Senior Third Lien Credit Agreement Security Agreement is (and is intended to be) documented pursuant to the same Security Agreement as the Junior Third Lien Credit Agreement Security Agreement.

“Senior Third Lien Credit Agreement Security Documents” means this Agreement, each Collateral Trust Joinder, the Senior Third Lien Credit Agreement Security Agreement and all other security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, collateral agency agreements, control agreements or other grants or transfers for security executed and delivered by the Company, any Grantor or any Guarantor creating (or purporting to create) a Lien upon Collateral in favor of the Senior Third Lien Collateral Trustee (or the Collateral Trustee, as the case may be), for the benefit of the Secured Parties (as defined in the Senior Third Lien Credit Agreement) (or the Parity Lien Secured Parties, as the case may be), in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms and Section 7.1. For the avoidance of doubt, as of the Restatement Effective Date the Senior Third Lien Credit Agreement Security Documents are (and are intended to be) documented pursuant to the same documentation as the Junior Third Lien Credit Agreement Security Documents.

“Senior Third Lien Debt” means the Senior Third Lien Term Loans, the “Obligations” (as such term is defined in the Senior Third Lien Credit Agreement) and Senior Third Lien Credit Agreement Guarantees thereof (including replacements of such Parity Lien Debt with other Parity Lien Debt that is secured equally and ratably with the Senior Third Lien Term Loans by a Parity Lien to the extent contemplated and permitted by the Intercreditor Agreement) and all other Obligations in respect of the foregoing.

“Senior Third Lien Term Loans” has the meaning set forth in the recitals.

“Series of Parity Lien Debt” means, severally, the Senior Third Lien Term Loans, the Junior Third Lien Term Loans and each other issue or series of Parity Lien Debt for which a single transfer register is maintained.

“Subsidiary” means, with respect to any specified Person: (1) any corporation, association, limited liability company or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than fifty percent (50.0%) of the total voting power of Voting Stock is at the time owned or controlled, directly or through another subsidiary, by that Person or one or more of the other subsidiaries of that Person (or a combination thereof); and (2) any partnership, joint venture, limited liability company or similar entity of which (a) more than fifty percent (50.0%) of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other subsidiaries of that Person (or a combination thereof) whether in the form of membership, general, special or limited partnership or otherwise, and (b) such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Term Loans” has the meaning set forth in the recitals.

“Trust Estate” has the meaning set forth in Section 2.1.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or any other applicable jurisdiction.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors of such Person.

Section 1.2 Rules of Interpretation.

(a)    All capitalized terms used in this Agreement and not otherwise defined herein have the meanings assigned to them in the Senior Third Lien Credit Agreement.

(b)    Unless otherwise indicated, any reference to any agreement or instrument will be deemed to include a reference to that agreement or instrument as assigned, amended, supplemented, amended and restated, or otherwise modified and in effect from time to time or replaced in accordance with the terms of this Agreement.

(c)    The use in this Agreement or any of the other Parity Lien Security Documents, the word “include” or “including,” when following any general statement, term or matter, will not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but will be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. The word “will” shall be construed to have the same meaning and effect as the word “shall.”

(d)    References to “Sections,” “clauses,” “recitals” and the “preamble” will be to Sections, clauses, recitals and the preamble, respectively, of this Agreement unless otherwise specifically provided. References to “Articles” will be to Articles of this Agreement unless otherwise specifically provided. References to “Exhibits” and “Schedules” will be to Exhibits and Schedules, respectively, to this Agreement unless otherwise specifically provided.

(e)    Notwithstanding anything to the contrary in this Agreement, any references contained herein to any section, clause, paragraph, definition or other provision of the Senior Third Lien Credit Agreement (including any definition contained therein) shall be deemed to be a reference to such section, clause, paragraph, definition or other provision as in effect on the date of this Agreement; provided that any reference to any such section, clause, paragraph or other provision shall refer to such section, clause, paragraph or other provision of the Senior Third Lien Credit Agreement (including any definition contained therein) as amended or modified from time to time if such amendment or modification has been made in accordance with the Senior Third Lien Credit Agreement.

(f)    This Agreement and the other Parity Lien Security Documents will be construed without regard to the identity of the party who drafted it and as though the parties participated equally in drafting it. Consequently, each of the parties acknowledges and agrees that any rule of construction that a document is to be construed against the drafting party will not be applicable either to this Agreement or the other Parity Lien Security Documents.

ARTICLE 2

THE TRUST ESTATE

Section 2.1 Declaration of Trust.

(a)    To secure the payment of the Parity Lien Obligations and in consideration of the premises and the mutual agreements set forth herein, each of the Grantors hereby ratifies and confirms the grant of Liens in favor of the Collateral Trustee, and the Collateral Trustee hereby accepts and agrees to hold, in trust under this Agreement for the benefit of all current and future Parity Lien Secured Parties, on all of such Grantor’s right, title and interest in, to and under all Collateral and on all Liens now granted, previously granted or hereafter granted to the Collateral Trustee by each Grantor under any Parity Lien Security Document for the benefit of the Parity Lien Secured Parties, together with all of the Collateral Trustee’s right, title and interest in, to and under the Parity Lien Security Documents, and all interests, rights, powers and remedies of the Collateral Trustee thereunder or in respect thereof and all cash and non-cash proceeds thereof (collectively, the “Trust Estate”).

(b)    The Collateral Trustee and its successors and assigns under this Agreement will hold the Trust Estate in trust for the benefit solely and exclusively of all current and future Parity Lien Secured Parties as security for the payment of all present and future Parity Lien Obligations.

(c)    Notwithstanding the foregoing, if at any time:

(i)    all Liens securing the Parity Lien Obligations have been released as provided in Section 4.1;

(ii)    the Collateral Trustee holds no other property in trust as part of the Trust Estate;

(iii)    no monetary obligation (other than indemnification and other contingent obligations not then due and payable and outstanding letters of credit, if any, constituting Parity Lien Debt that have been cash collateralized at the lower of (A) 105% of the aggregate undrawn amount and (B) the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable Parity Lien Documents) is outstanding and payable under this Agreement to the Collateral Trustee or any of its co-trustees or agents (whether in an individual or representative capacity); and

(iv)    the Company delivers to the Collateral Trustee an Officers’ Certificate stating that all Parity Liens of the Collateral Trustee have been released in compliance with all applicable provisions of the Parity Lien Documents and that the Grantors are not required by any Parity Lien Document to grant any Parity Lien upon any property, then the Trust Estate arising hereunder will terminate, except that all provisions set forth in Sections 7.8 and 7.9 that are enforceable by the Collateral Trustee or any of its co-trustees or agents (whether in an individual or representative capacity) will remain enforceable in accordance with their terms.

The parties further declare and covenant that the Trust Estate will be held and distributed by the Collateral Trustee subject to the further agreements herein.

Section 2.2 Collateral Shared Equally and Ratably. The parties to this Agreement agree that the payment and satisfaction of all of the Parity Lien Obligations will be secured, subject to Section 3.4 of this Agreement, equally and ratably by the Parity Lien established in favor of the Collateral Trustee for the benefit of the Parity Lien Secured Parties (but, for the avoidance of doubt, subject to the application of proceeds set forth in Section 3.4), notwithstanding the time of incurrence of any Parity Lien Obligations or time or method of creation or perfection of any Parity Liens securing such Parity Lien Obligations and notwithstanding any provision of the UCC or any other applicable law or any defect or deficiencies in, or failure to perfect or lapse in perfection of, or avoidance as a fraudulent conveyance or otherwise of, the Liens securing the Parity Lien Obligations or any other circumstance whatsoever, whether or not any Insolvency or Liquidation Proceeding has been commenced against the Company or any other Grantor, subject to the application of proceeds set forth in Section 3.4, it is the intent of the parties that all Parity Lien Obligations will be and are secured equally and ratably by all Parity Liens at any time granted by the Company or any other Grantor to secure any Parity Lien Obligations, whether or not upon property otherwise constituting collateral for such Parity Lien Obligations, and subject to the application of proceeds set forth in Section 3.4 that all such Parity Liens will be enforceable by the Collateral Trustee for the benefit of all Parity Lien Secured Parties equally and ratably.

Section 2.3 Similar Collateral and Agreements. The parties to this Agreement agree that it is their intention that the Parity Liens be identical. In furtherance of the foregoing, the parties hereto agree that the Parity Lien Security Documents (other than the Senior Third Lien Credit Agreement Security Documents) shall be in all material respects the same forms of documents as the respective Senior Third Lien Credit Agreement Security Documents creating Liens on the Collateral.

Section 2.4 Effectiveness in Insolvency or Liquidation Proceedings, Separate Classification. This Agreement, which the parties hereto expressly acknowledge is a “subordination agreement” under Section 510(a) of the Bankruptcy Code, shall be effective before, during and after the commencement of an Insolvency or Liquidation Proceeding notwithstanding Section 1129(b)(1) of the Bankruptcy Code, and is intended to be and shall be interpreted to be enforceable against the parties hereto including each Grantor. All references in this Agreement to the Company, any Guarantor and any Grantor shall include such Person as a debtor-in-possession and any receiver or trustee for such Person in any Insolvency or Liquidation Proceeding.

Section 2.5 Certain Bankruptcy Matters.

(a)    If any Grantor shall become subject to a case (a “Bankruptcy Case”) under the Bankruptcy Code and shall, as debtor(s)-in-possession, move for approval of financing, which, for the avoidance of doubt, may include a roll-up of the First-Out Obligations (“DIP Financing”) to be provided by one or more lenders, which, for the avoidance of doubt, may include the holders of First-Out Obligations (the “DIP Lenders”), under Section 364 of the Bankruptcy Code or the use of cash collateral or the sale of property that constitutes Collateral under Section 363 of the Bankruptcy Code, that is not objected to by the Senior Third Lien Administrative Agent or otherwise in accordance with an Act of the Parity Lien Debtholders, each Parity Lien Secured Party (other than the Senior Third Lien Administrative Agent or Collateral Trustee upon an Act of Parity Lien Debtholders) agrees that it will not raise any objection to, or support any Person objecting to, and shall be deemed to have consented to, any such financing or to the Liens on the Collateral securing the same (“DIP Financing Liens”) or to any use of cash collateral or sale that constitutes Collateral (including any, bid or sale procedure in respect thereof), unless the Senior Third Lien Administrative Agent or the Collateral Trustee upon an Act of Parity Lien Debtholders, shall then oppose or object to such DIP Financing or such DIP Financing Liens or use of cash collateral or sale of Collateral (and (i) to the extent that such DIP Financing Liens are senior to the Liens on any such Collateral for the benefit of the holders of First-Out Obligations, each other holder of any Parity Lien Obligations will consent to the subordination of its Liens with respect to such Collateral on the same terms as the Liens of the holders of First-Out Obligations (other than any Liens of any holders of First-Out Obligations constituting DIP Financing Liens) are subordinated thereto, and (ii) to the extent that such DIP Financing Liens rank pari passu with the Liens on any such Collateral granted to secure the Parity Lien Obligations, each other holder of Parity Lien Obligations will confirm the priorities with respect to such Collateral as set forth herein), in each case so long as (A) the Parity Lien Secured Parties retain the benefit of their Liens on all such Collateral pledged to the DIP Lenders, including proceeds thereof arising after the commencement of such proceeding, with the same priority vis-à-vis all the other Parity Lien Secured Parties (other than any Liens of the holders of First-Out Obligations constituting DIP Financing Liens) as existed prior to the commencement of the Bankruptcy Case, (B) the Parity Lien Secured Parties of each Series of Parity Lien Debt are granted Liens on any additional collateral pledged to any Parity Lien Secured Parties as adequate protection or otherwise in connection with such DIP Financing or use of cash collateral, with the same priority vis-à-vis the Parity Lien Secured Parties as set forth in this Agreement, (C) if any amount of such DIP Financing or cash collateral is applied to repay any of the Parity Lien Obligations, such amount is applied pursuant to Section 3.4 of this Agreement and (D) if any Parity Lien Secured Parties are granted adequate protection, including in the form of periodic payments, in connection with such DIP Financing or use of cash collateral, the proceeds of such adequate protection are applied pursuant to Section 3.4 of this

Agreement; and provided, further, that the Parity Lien Secured Parties receiving adequate protection shall not object to any other Parity Lien Secured Party receiving adequate protection comparable to any adequate protection granted to such Parity Lien Secured Parties in connection with a DIP Financing or use of cash collateral.

(b)    The parties hereto acknowledge and agree that the First-Out Obligations (and the Collateral securing such Obligations) constitute a separate and distinct class and separate and distinct claims from the other Parity Lien Obligations (and the security therefor). To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the First-Out Secured Parties and the Last-Out Secured Parties in respect of the Collateral constitute only one secured claim (rather than separate classes of secured claims), then each of the parties hereto hereby acknowledges and agrees that all distributions shall be made as if there were separate classes of secured claims against the Grantors in respect of the Collateral (for this purpose ignoring all claims in respect of any Last-Out Obligations) and the First-Out Secured Parties shall be entitled to receive, in addition to amounts distributed to them from, or in respect of, the Collateral, payment in full, in cash, of all First-Out Obligations, irrespective of whether a claim for such amounts is allowed or allowable in such Insolvency or Liquidation Proceeding, before any distribution from, or in respect of, any Collateral is made in respect of the claims held by the Last-Out Secured Parties who are not First-Out Secured Parties, with the Junior Third Lien Collateral Trustee (on behalf of the Last-Out Secured Parties who are not First-Out Secured Parties) and the Last-Out Secured Parties who are not First-Out Secured Parties acknowledging and agreeing to turn over to the First-Out Secured Parties amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Last-Out Secured Parties who are not First-Out Secured Parties.

ARTICLE 3

OBLIGATIONS AND POWERS OF COLLATERAL TRUSTEE

Section 3.1 Appointment and Undertaking of the Collateral Trustee.

(a)    Each Parity Lien Secured Party (other than the Collateral Trustee) acting through its respective Parity Lien Representative hereby appoints the Collateral Trustee to serve as collateral trustee hereunder on the terms and conditions set forth herein. Subject to, and in accordance with, this Agreement and, to the extent applicable, the Intercreditor Agreement, the Collateral Trustee will, as collateral trustee, for the benefit solely and exclusively of the present and future Parity Lien Secured Parties:

(i)    accept, enter into, hold, maintain, administer and enforce all Parity Lien Security Documents, including all Collateral subject thereto, and all Liens created thereunder, perform its obligations hereunder and under the Parity Lien Security Documents and protect, exercise and enforce the interests, rights, powers and remedies granted or available to it under, pursuant to or in connection with the Parity Lien Security Documents (including in connection with any Insolvency or Liquidation Proceeding);

(ii)    unless it has received a contrary Act of Parity Lien Debtholders, be entitled (but not obligated) to, take all lawful and commercially reasonable actions permitted under the Parity Lien Security Documents necessary or advisable to protect or preserve its interest in the Collateral subject thereto and such interests, rights, powers and remedies;

(iii)    deliver and receive notices pursuant to this Agreement and the Parity Lien Security Documents;

(iv)     sell, assign, collect, assemble, foreclose on, institute legal proceedings with respect to, or otherwise exercise or enforce the rights and remedies of a secured party (including a mortgagee, trust deed beneficiary and insurance beneficiary or loss payee) with respect to the Collateral under the Parity Lien Security Documents and its other interests, rights, powers and remedies;

(v)    remit as provided in Section 3.4 all cash proceeds received by the Collateral Trustee from the collection, foreclosure or enforcement of its interest in the Collateral under the Parity Lien Security Documents or any of its other interests, rights, powers or remedies;

(vi)    execute and deliver (i) amendments and supplements to the Parity Lien Security Documents as from time to time authorized pursuant to Section 7.1 accompanied by an Officers’ Certificate and Opinion of Counsel to the effect that the amendment was permitted under Section 7.1 and (ii) acknowledgements of Collateral Trust Joinders delivered pursuant to Section 3.8 or 7.18 hereof

(vii)    release or subordinate any Lien granted to it by any Parity Lien Security Document upon any Collateral if and as required by Section 3.2; and

(viii)    enter into and perform its obligations and protect, exercise and enforce its interest, rights, powers and remedies under the Intercreditor Agreement.

(b)    Each party to this Agreement acknowledges and consents to the undertaking of the Collateral Trustee set forth in Section 3.1(a) and agrees to each of the other provisions of this Agreement applicable to the Collateral Trustee.

(c)    Notwithstanding anything to the contrary contained in this Agreement, the Collateral Trustee will not commence any exercise of remedies or any foreclosure actions or otherwise take any action or proceeding against any of the Collateral unless and until it shall have been directed by written notice of an Act of Parity Lien Debtholders and then only in accordance with the provisions of this Agreement and the Intercreditor Agreement; provided, however, that Collateral Trustee may, but shall have no obligation to do so, take actions in its reasonable business judgment, as it deems necessary or desirable, necessary to prove, protect or preserve the Liens securing the Parity Lien Obligations to the extent permitted pursuant to the Intercreditor Agreement.

(d)    Notwithstanding anything to the contrary contained in this Agreement, neither the Company nor any of its Affiliates may serve as Collateral Trustee; provided, that for purposes of determining such eligibility standards Fairfax Financial Holdings Limited and its Affiliates and subsidiaries (other than the Company and its Subsidiaries) shall not be deemed to be Affiliates of the Company.

(e)    Each of the Parity Lien Secured Parties, by its acceptance hereof, agrees that it will not propose, sponsor, support, vote in favor of or agree to any Non-Conforming Plan of Reorganization.

Section 3.2 Release or Subordination of Liens. The Collateral Trustee will not release or subordinate any Lien of the Collateral Trustee or consent to the release or subordination of any Lien of the Collateral Trustee, except:

(a)    as directed by an Act of Parity Lien Debtholders accompanied by an Officers’ Certificate to the effect that the release or subordination was permitted by (x) prior to the Discharge of First-Out Obligations, the Parity Lien Documents evidencing the First-Out Obligations and (y) thereafter, each applicable Parity Lien Document, and otherwise setting forth the requirements of Sections 4.1(b)(i) and 4.1(b)(ii);

(b)    as required by Article 4;

(c)    to release or subordinate Liens on Collateral to the extent permitted by each applicable Parity Lien Document; provided that the Collateral Trustee receives an Officers’ Certificate confirming the foregoing;

(d)    as ordered pursuant to applicable law under a final and nonappealable order or judgment of a court of competent jurisdiction; or

(e)    for the subordination of the Trust Estate and the Parity Liens to the extent required by the Intercreditor Agreement.

Section 3.3 Enforcement of Liens.

(a)    If the Collateral Trustee at any time receives written notice from a Parity Lien Representative stating that any event has occurred that constitutes a default or event of default under any Parity Lien Document entitling the Collateral Trustee to foreclose upon, collect or otherwise enforce its Liens under the Parity Lien Security Documents, the Collateral Trustee will promptly deliver written notice thereof to each Parity Lien Representative. Thereafter, the Collateral Trustee may await direction by an Act of Parity Lien Debtholders and, subject to the terms of the Intercreditor Agreement, will act, or decline to act, as directed by an Act of Parity Lien Debtholders, in the exercise and enforcement of the Collateral Trustee’s interests, rights, powers and remedies in respect of the Collateral or under the Parity Lien Security Documents or applicable law and, following the initiation of such exercise of remedies, the Collateral Trustee will act, or decline to act, with respect to the manner of such exercise of remedies as directed by an Act of Parity Lien Debtholders. Unless it has been directed to the contrary by an Act of Parity Lien Debtholders, the Collateral Trustee in any event may (but will not be obligated to), subject to the terms of the Intercreditor Agreement, take or refrain from taking such action with respect to any default or event of default under any Parity Lien Document as it may deem advisable and in the interest of the holders of Parity Lien Obligations; provided, however, nothing in this

Section 3.3(a) shall require Collateral Trustee to take any action, or refrain to take any action which, in its judgment or the judgment of its counsel, may expose Collateral Trustee to liability or that is contrary to any Parity Lien Documents or applicable Governmental Requirement. No Parity Lien Secured Party will contest, protest or object to the exercise of any enforcement right relating to the Collateral brought by the Collateral Trustee or any other exercise by the Collateral Trustee of any rights and remedies relating to the Collateral, in each case, in accordance with the terms of this Agreement.

(b)    Each Parity Lien Representative, on behalf of itself and the Parity Lien Secured Parties for which it is acting hereunder, agrees that it will not accept any Lien on any Collateral for the benefit of any Parity Lien Obligations (other than (i) funds deposited for the satisfaction, discharge, redemption or defeasance of any Series of Parity Lien Debt and (ii) cash collateral deposited with any Parity Lien Representative or Parity Lien Secured Party in accordance with the terms of the applicable Parity Lien Documents) other than pursuant to the Parity Lien Security Documents, and by executing this Agreement (or a Collateral Trust Joinder), each Parity Lien Representative and each Parity Lien Secured Party for which it is acting hereunder agree to be bound by the provisions of this Agreement and the other Parity Lien Security Documents applicable to it.

(c)    Each Parity Lien Representative (in such capacity), on behalf of itself and each Parity Lien Secured Party for which it is acting hereunder, agrees that (i) it will not challenge or question in any proceeding the validity, allowability or enforceability of any Parity Lien Obligations or any Parity Lien Document or the validity, attachment, perfection or priority of any Lien under any Parity Lien Document or the validity or enforceability of the priorities, rights or duties established by or other provisions of this Agreement; (ii) it will not seek, and hereby waives any right, to have any Collateral or any part thereof marshalled upon any foreclosure or other disposition of such Collateral; (iii) it will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of this Agreement; (iv) [RESERVED]; (v) it will not object to or otherwise contest (or support any other Person contesting), any motion for relief from the automatic stay or from any injunction against foreclosure or enforcement in respect of the Collateral made by the Collateral Trustee; (vi) it will not seek relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of any Collateral, without the prior written consent of the Collateral Trustee; (vii) it will not object to, or otherwise contest (or support any Person contesting), (A) any request by the Collateral Trustee or Senior Third Lien Collateral Trustee for adequate protection on account of the Collateral or (B) any objection by the Collateral Trustee or Senior Third Lien Collateral Trustee to any motion, relief, action or proceeding based on the Collateral Trustee’s claimed lack of adequate protection with respect to the Collateral; (viii) it will not assert or enforce (or support any Person asserting or enforcing) any claim under section 506(c) of the Bankruptcy Code pari passu with or on a first priority basis to the Parity Liens for costs or expenses of preserving or disposing any Collateral; and (ix) other than as otherwise provided herein, oppose or otherwise contest (or support any other Person contesting) any lawful exercise by the Collateral Trustee or any First-Out Secured Party of the right to credit bid at any sale of Collateral; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any of the Collateral Trustee or any other Parity Lien Secured Party to enforce this Agreement.

Section 3.4 Application of Proceeds.

(a)    Subject to the terms of the Intercreditor Agreement, the Collateral Trustee will apply the proceeds of any collection, sale, foreclosure or other realization upon, or exercise of any right or remedy with respect to, any Collateral, any distribution received in connection with an Insolvency or Liquidation Proceeding concerning the Company, any Guarantor and/or any Grantor (including, without limitation, any distribution of debt or equity securities in full or partial satisfaction or waiver of any claims of any holder of Parity Lien Obligations against any Grantor in any Insolvency or Liquidation Proceeding) and the proceeds of any title insurance or other insurance policy required under any Parity Lien Document or otherwise covering the Collateral, and any condemnation proceeds with respect to the Collateral, in the following order of application:

FIRST, to the payment of all amounts payable under this Agreement on account of the Collateral Trustee’s fees and any reasonable legal fees, costs and expenses or other liabilities of any kind incurred by the Collateral Trustee or any co-trustee or agent of the Collateral Trustee in connection with any Parity Lien Security Document (including, but not limited to, indemnification obligations);

SECOND, to the applicable Parity Lien Representatives equally and ratably for application to the payment of all outstanding First-Out Obligations that are then due and payable in such order as may be provided in the Parity Lien Documents relating to the First-Out Obligations in an amount sufficient to pay in full in cash all outstanding First-Out Obligations;

THIRD, to the respective Parity Lien Representatives equally and ratably for application to the payment of all other outstanding Parity Lien Debt and any other Parity Lien Obligations that are then due and payable in such order as may be provided in the Parity Lien Documents in an amount sufficient to pay in full in cash all outstanding Parity Lien Debt and all other Parity Lien Obligations that are then due and payable (including, to the extent legally permitted, all interest accrued thereon after the commencement of any Insolvency or Liquidation Proceeding at the rate, including any applicable post-default rate, specified in the Parity Lien Documents, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding);

FOURTH, as otherwise required by the Intercreditor Agreement; and

FIFTH, any surplus remaining after the payment in full in cash of the amounts described in the preceding clauses will be paid to the Company or the applicable Grantor or Guarantor, as the case may be, its successors or assigns, and as directed in writing by the Company, or as a court of competent jurisdiction may direct.

Notwithstanding the foregoing, if any Series of Parity Lien Debt has released its Lien on any Collateral as described below in Section 4.4, then such Series of Parity Lien Debt and any related Parity Lien Obligations of that Series of Parity Lien Debt thereafter shall not be entitled to share in the proceeds of any Collateral so released by that Series of Parity Lien Debt.

For the avoidance of doubt, the Collateral Trustee shall only apply proceeds in accordance with this Section 3.4 to the extent that such proceeds are actually so received by the Collateral Trustee.

(b)    This Section 3.4 is intended for the benefit of, and will be enforceable as a third party beneficiary by, each present and future holder of Parity Lien Obligations, each present and future Parity Lien Representative and the Collateral Trustee as holder of Parity Liens. The Parity Lien Representative of each future Series of Parity Lien Debt will be required to deliver a Collateral Trust Joinder including an Additional Secured Debt Designation as provided in Section 3.8 at the time of incurrence of such Series of Parity Lien Debt.

(c)    In connection with the application of proceeds pursuant to Section 3.4(a), except as otherwise directed by an Act of Parity Lien Debtholders, the Collateral Trustee may sell any non-cash proceeds for cash prior to the application of the proceeds thereof.

(d)    In making the determinations and allocations in accordance with Section 3.4(a), the Collateral Trustee may conclusively rely upon information supplied by the relevant Parity Lien Representative as to the amounts of unpaid principal and interest and other amounts outstanding with respect to its respective Parity Lien Debt and any other Parity Lien Obligations and if such Parity Lien Representative does not provide such information to the Collateral Trustee, then the Collateral Trustee may conclusively rely upon such information provided by the Company.

(e)    Each Parity Lien Secured Party (a “Receiving Party”) agrees that, so long as the Discharge of First-Out Obligations has not occurred, any and all Collateral (or assets and property purported to be Collateral) or proceeds thereof or any distributions in any Insolvency or Liquidation Proceeding received by any Parity Lien Secured Party (in the form of cash or otherwise) pursuant to any Parity Lien Security Document or by the exercise of any rights available to it under applicable law or in any Insolvency or Liquidation Proceeding or in connection with any disposition of, collection on, or in connection with any insurance policy claim or any condemnation award (or deed in lieu of condemnation) with respect to, such Collateral (each a “Shared Payment”), is to be paid to the Collateral Trustee, which shall distribute such proceeds among the Parity Lien Secured Parties in accordance with Section 3.4(a) of this Agreement. Without limiting the foregoing and for the avoidance of doubt, a Shared Payment includes any payment or distribution of any kind or character, whether in cash, property, stock, debt securities or obligations (and the proceeds thereof), which may be payable or deliverable in respect of the Collateral and/or as distributions in an Insolvency or Liquidation Proceeding.

(f)    If any portion of a Shared Payment is in the form of cash, then such cash shall be applied pursuant to the priorities set forth in this Section 3.4 before any non-cash Shared Payments are applied pursuant to the priorities set forth in this Section 3.4; provided that, irrespective of the terms of any Plan of Reorganization (including the confirmation of such Plan of Reorganization pursuant to section 1129(b) of the Bankruptcy Code or the equivalent provision of any other Bankruptcy Laws), each of the Parity Lien Debt Representatives hereby acknowledges and agrees to turn over to the Collateral Trustee any Shared Payments otherwise received or receivable by them under such Plan of Reorganization or otherwise to the extent necessary to effectuate the intent of this Section 3.4. If any Parity Lien Secured Party collects or receives any proceeds of any exercise of any right or remedy with respect to any Collateral or proceeds thereof, proceeds of any title or other insurance or any other Shared Payment, and any proceeds subject to Liens that have been avoided or otherwise invalidated that should have been applied to the payment of the First-Out Obligations in accordance with Section 3.4(a) above, whether prior to or after the commencement of an Insolvency or Liquidation Proceeding or otherwise, such Parity Lien Secured Party will forthwith deliver the same to the Collateral Trustee, for the account of the applicable Parity Lien Secured Parties, to be applied in accordance with Section 3.4(a). Until so delivered, such proceeds shall be segregated and will be held in trust by that Parity Lien Secured Party for the benefit of the applicable Parity Lien Secured Parties.

(g)    To the extent any Parity Lien Secured Party or Parity Lien Representative receives a Shared Payment or other cash, property or assets in respect of any Parity Lien Obligation from any Insolvency or Liquidation Proceeding, such cash, property or other assets will be delivered to the Collateral Trustee for application in accordance with Section 3.4(a).

Section 3.5 Powers of the Collateral Trustee.

(a)    The Collateral Trustee is irrevocably authorized and empowered to enter into and perform its obligations and protect, perfect, exercise and enforce its interest, rights, powers and remedies under the Parity Lien Security Documents and applicable law and in equity and to act as set forth in this Article 3 or, subject to the other provisions of this Agreement, as requested in any directions given to it in writing from time to time in respect of any matter by an Act of Parity Lien Debtholders.

(b)    No Parity Lien Representative or holder of Parity Lien Obligations (other than the Collateral Trustee) will have any liability whatsoever for any act or omission of the Collateral Trustee, and the Collateral Trustee will have no liability whatsoever for any act or omission of any Parity Lien Representative or any holder of Parity Lien Obligations.

Section 3.6 Documents and Communications. The Collateral Trustee will permit each Parity Lien Representative and each holder of Parity Lien Obligations upon reasonable written notice and at reasonable times from time to time to inspect and copy, at the cost and expense of the party requesting such copies, any and all Parity Lien Security Documents and other documents, notices, certificates, instructions or communications received by the Collateral Trustee in its capacity as such.

Section 3.7 For Sole and Exclusive Benefit of Holders of Parity Lien Obligations. The Collateral Trustee will accept, hold, administer and enforce all Liens on the Collateral at any time transferred or delivered to it and all other interests, rights, powers and remedies at any time granted to or enforceable by the Collateral Trustee and all other property of the Trust Estate solely and exclusively for the benefit of the present and future holders of present and future Parity Lien Obligations, and will distribute all proceeds received by it in realization thereon or from enforcement thereof solely and exclusively pursuant to the provisions of Section 3.4.

Section 3.8 Additional Parity Lien Debt.

(a)    The Collateral Trustee will, as trustee hereunder, perform its undertakings set forth in Section 3.1(a) with respect to any Parity Lien Obligations constituting a Series of Parity Lien Debt that is issued or incurred on or after the date hereof, provided that:

(i)    such Parity Lien Obligations are identified as Parity Lien Debt in accordance with the procedures set forth in Section 3.8(b); and

(ii)    unless such debt is issued under an existing Parity Lien Document for any Series of Parity Lien Debt whose Parity Lien Representative is already party to this Agreement, the designated Parity Lien Representative identified pursuant to Section 3.8(b) signs a Collateral Trust Joinder and delivers the same to the Collateral Trustee.

(b)    The Company will be permitted to designate as an additional holder of Parity Lien Debt hereunder each Person who is, or who becomes, the registered holder of Parity Lien Debt incurred by the Company, any Grantor or any Guarantor on or after the date of this Agreement in accordance with the terms of all applicable Parity Lien Documents. The Company may only effect such designation by delivering to the Collateral Trustee an Additional Parity Lien Debt Certificate that:

(i)    states that the Company or applicable Grantor intends to incur additional Parity Lien Debt (“Additional Parity Lien Debt”) that is permitted by each applicable Parity Lien Document to be secured with a Parity Lien equally and ratably (but subject to Section 3.4 of this Agreement) with all previously existing and future Parity Lien Debt;

(ii)    specifies the name, address and contact information of the Parity Lien Representative for such series of Additional Parity Lien Debt for purposes of Section 7.6;

(iii)    attaches as Exhibit 1 to such Additional Parity Lien Debt Certificate a Reaffirmation Agreement in substantially the form attached as Exhibit 1 to Exhibit A of this Agreement, which Reaffirmation Agreement has been duly executed by the Company and each Grantor and Guarantor; and

(iv)    states that the Company has caused a copy of the Additional Parity Lien Debt Certificate and the related Collateral Trust Joinder to be delivered to each then existing Parity Lien Representative.

Although the Company shall be required to deliver a copy of each Additional Parity Lien Debt Certificate and each Collateral Trust Joinder to each then existing Parity Lien Representative, the failure to so deliver a copy of the Additional Parity Lien Debt Certificate and/or Collateral Trust Joinder to any then existing Parity Lien Representative shall not affect the status of such debt as Additional Parity Lien Debt if the other requirements of this Section 3.8 are complied with. Each of the Collateral Trustee and the other then existing Parity Lien Representatives shall receive a legal opinion or opinions of counsel (subject to customary assumptions and qualifications) from the Company as to the Additional Parity Lien Debt being permitted by the terms of the Parity Lien Documents and secured by a valid and perfected security interest in the Collateral; provided that (i) such legal opinion or opinions need not address any Collateral of a type not previously covered by any legal opinion delivered by or on behalf of the Company and (ii) nothing shall preclude such legal opinion or opinions from being delivered on a post-closing basis after the incurrence of such Additional Parity Lien Debt if permitted by the Parity Lien Representative for such Additional Parity Lien Debt. Notwithstanding the foregoing, nothing in this Agreement will be construed to allow the Company, any Grantor or any Guarantor to incur additional Indebtedness unless otherwise permitted by the terms of all applicable Parity Lien Documents. Liens upon the Collateral to secure Additional Parity Lien Debt shall be created pursuant to the Parity Lien Security Documents that create Liens upon the Collateral to secure the other Parity Lien Obligations; provided that, to the extent required by applicable law, such Liens upon the Collateral to secure Additional Parity Lien Debt may be created pursuant to separate Parity Lien Security Documents, which shall be in substantially the same form as the applicable Parity Lien Security Documents creating the Liens upon the Collateral to secure the other Parity Lien Obligations. Additional Parity Lien Debt shall not be secured by Liens upon any Collateral unless the other Parity Lien Obligations are also secured by Liens on such Collateral. Additional Parity Lien Debt shall be guaranteed by all of the applicable Guarantors and shall not be guaranteed by any Person that is not a Guarantor.

(c)    With respect to any Parity Lien Obligations constituting a Series of Parity Lien Debt that is issued or incurred after the date hereof, the Company and each of the Grantors and Guarantors agrees to take such actions (if any) as necessary and as may from time to time reasonably be requested by the Collateral Trustee, any Parity Lien Representative or any Act of Parity Lien Debtholders, and enter into such technical amendments, modifications and/or supplements to the then existing Guarantees and Parity Lien Security Documents (or execute and deliver such additional Parity Lien Security Documents) as necessary and as may from time to time be reasonably requested by such Persons (including as contemplated by clause (d) below), to ensure that the Additional Parity Lien Debt is secured by, and entitled to the benefits of, the Parity Lien Security Documents, and each Parity Lien Secured Party (by its acceptance of the benefits hereof) hereby agrees to, and authorizes the Collateral Trustee to enter into, any such technical amendments, modifications and/or supplements (and additional Parity Lien Security Documents). The Company and each Grantor and Guarantor hereby further agrees that, if there are any recording, filing or other similar fees payable in connection with any of the actions to be taken pursuant to this Section 3.8(c) or Section 3.8(d), all such amounts shall be paid by, and shall be for the account of, the Company and the respective Grantors and Guarantors, on a joint and several basis.

(d)    Without limitation of the foregoing, each Grantor agrees to take the following actions with respect to any real property Collateral (including Oil and Gas Properties) with respect to all Additional Parity Lien Debt (it being understood that any such actions may be taken following the incurrence of any such Additional Parity Lien Debt on a post-closing basis if permitted by the Parity Lien Representative for such Additional Parity Lien Debt):

(i)    each applicable Grantor shall enter into, and deliver to the Collateral Trustee a mortgage modification or new mortgage or deed of trust with regard to each real property subject to a mortgage or deed of trust (each such mortgage or deed of trust a “Mortgage” and each such property a “Mortgaged Property”), in proper form for recording in all applicable jurisdictions;

(ii)    each applicable Grantor will cause to be delivered a local counsel opinion (subject to customary assumptions and qualifications) to the effect that the Collateral Trustee has a valid and perfected Lien with respect to each such Mortgaged Property; and

(iii)    each applicable Grantor will cause a title company to have delivered to the Collateral Trustee an endorsement to each title insurance policy for any real property Collateral (excluding Oil and Gas Properties), if any, then in effect for the benefit of the Parity Lien Secured Parties, date down(s) or other evidence (which may include a new title insurance policy) (each such delivery, a “Title Datedown Product”), in each case insuring that (x) the priority of the Liens of the applicable Mortgage(s) as security for the Parity Lien Obligations has not changed and, if a new Mortgage is entered into, that the Lien of such new Mortgage securing the Parity Lien Debt then being incurred shall have the same priority vis-a-vis any other outstanding indebtedness (other than Parity Lien Obligations) as any existing Mortgage securing then existing Parity Lien Obligations, (y) since the later of the original date of such title insurance product and the date of the Title Datedown Product delivered most recently prior to (and not in connection with) such additional Indebtedness, there has been no change in the condition of title and (z) there are no intervening liens or encumbrances which may then or thereafter take priority over the Lien of the applicable Mortgage(s), in each case other than with respect to Liens permitted by each Parity Lien Document; provided, however, to the extent the real property Collateral is located in Texas, the foregoing shall only apply to the extent permitted by the procedural rules promulgated by the Texas department of insurance.

The Company will deliver an Officers’ Certificate to the Collateral Trustee confirming that the foregoing conditions have been satisfied.

(e)    Each party to this Agreement acknowledges and agrees that (x) the Indebtedness created under the Senior Third Lien Credit Agreement and (y) the Indebtedness created under the Junior Third Lien Credit Agreement, in each case, constitutes Parity Lien Debt.

Section 3.9 Post-Petition Interest. No Parity Lien Secured Party shall oppose or seek to challenge or support any Person challenging any claim by the Collateral Trustee or any other Parity Lien Secured Party for allowance in any Insolvency or Liquidation Proceeding of post-petition interest (at the rate provided for in the Parity Lien Documents with respect thereto), fees or expenses in respect of any Parity Lien Obligations.

Section 3.10 Reinstatement. If, in any Insolvency or Liquidation Proceeding or otherwise, all or part of any payment with respect to any Parity Lien Obligations previously made shall be rescinded for any reason whatsoever, then such Parity Lien Obligations shall be reinstated to the extent of the amount so rescinded and, if theretofore terminated, this Agreement shall be reinstated in full force and effect and such prior termination shall not diminish, release, discharge, impair or otherwise affect the Lien priorities and the relative rights and obligations of the Parity Lien Secured Parties provided for herein.

ARTICLE 4

OBLIGATIONS ENFORCEABLE BY THE COMPANY AND THE OTHER GRANTORS

Section 4.1 Release of Liens on Collateral.

(a)    The Collateral Trustee’s Liens upon the Collateral will be automatically released:

(i)    in whole, upon (A) payment in full in cash and Discharge of Parity Lien Obligations that are outstanding, due and payable at the time all of the Parity Lien Debt is paid in full in cash and discharged, (B) termination or expiration of all commitments to extend credit under all Parity Lien Documents and (C) the cancellation or termination or cash collateralization (at the lower of (1) 105% of the aggregate undrawn amount of outstanding letters of credit and (2) the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable Parity Lien Documents) of all outstanding letters of credit issued pursuant to any Parity Lien Documents;

(ii)    as to any Collateral of a Grantor or Guarantor that is (A) released as a Grantor or Guarantor, as applicable, under each Parity Lien Document and (B) is not obligated (as primary obligor or guarantor) with respect to any other Parity Lien Obligations and so long as the respective release does not violate the terms of any Parity Lien Document which then remains in effect;

(iii)    as to any Collateral of the Company, any Grantor or any Guarantor that is sold, transferred or otherwise disposed of by the Company, any Grantor or any Guarantor to a Person that is not (either before or after such sale, transfer or disposition) the Company or a Restricted Subsidiary of the Company in a transaction or other circumstance that complies with Section 6.04 of the Senior Third Lien Credit Agreement (other than any sale, disposition or other transaction solely between or among any Grantors or any Guarantors and other than the obligation to apply proceeds of such Asset Sale as provided in such Section);

(iv)    as to a release of less than all or substantially all of the Collateral, if consent to the release of all Parity Liens on such Collateral has been given by an Act of Parity Lien Debtholders;

(v)    in whole, if the Liens on such Collateral have been released in accordance with the terms of each Series of Parity Lien Debt;

(vi)    as to a release of all or substantially all of the Collateral, if (A) consent to the release of that Collateral has been given by the requisite percentage or number of holders of each Series of Parity Lien Debt at the time outstanding as provided for in the applicable Parity Lien Documents and satisfaction of any other conditions precedent provided for in the applicable Parity Lien Documents and (B) the Company has delivered an Officers’ Certificate to the Collateral Trustee certifying that all such necessary consents have been obtained and any conditions precedent in the applicable Parity Lien Documents have been satisfied;

(vii)    as to a release of Collateral effected in connection with the enforcement or exercise of rights or remedies by the Collateral Trustee with respect to its Liens in such Collateral, if direction of such enforcement or exercise has been given by an Act of Parity Lien Debtholders; or

(viii)    if and to the extent, and in the manner, required by Section 4.01(a) or Section 4.01(b) of the Intercreditor Agreement; or

(ix)    if the Liens on the Collateral are released pursuant to a sale of Collateral pursuant to section 363 of the Bankruptcy Code or pursuant to a Plan of Reorganization, provided that the Liens on such Collateral attach to the proceeds of such sale and any proceeds are applied in accordance with this Agreement.

(b)    The Collateral Trustee agrees for the benefit of the Company and the other Grantors that if the Collateral Trustee at any time receives:

(i)    an Officers’ Certificate and an Opinion of Counsel each stating that (A) the signing Officer has read Article 4 of this Agreement and understands the provisions and the definitions relating hereto, (B) such officer has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not the conditions precedent in this Agreement, the Intercreditor Agreement and all other Parity Lien Documents, if any, relating to the release of the Collateral have been complied with and (C) in the opinion of such Officer, such conditions precedent, if any, have been complied with; and

(ii)    the proposed instrument or instruments releasing such Lien as to such property in recordable form, if applicable; then, promptly following receipt by the Collateral Trustee of the items required by this Section 4.1(b), upon written request of the Company, the Collateral Trustee will execute (with such acknowledgements and/or notarizations as are required) and deliver evidence of such release to the Company or other applicable Grantor; provided that, in the case of a release of Liens under Section 4.1(a)(vii), the Collateral Trustee shall execute and deliver such proposed instruments releasing its Liens contemporaneously with the execution and delivery of such similar instruments by the Priority Lien Collateral Agent in accordance with the terms of the Intercreditor Agreement.

(c)    The Collateral Trustee hereby agrees that:

(i)    in the case of any release pursuant to Section 4.1(a)(iii), if the terms of any such sale, transfer or other disposition require the payment of the purchase price to be contemporaneous with the delivery of the applicable release, then, subject to the Intercreditor Agreement and at the written request of and at the expense of the

Company or other applicable Grantor, the Collateral Trustee will either (A) be present at and deliver the release at the closing of such transaction or (B) deliver the release under customary escrow arrangements that permit such contemporaneous payment and delivery of the release; and

(ii)    at any time when a Parity Lien Debt Default has occurred and is continuing, within three Business Days of the receipt by it of any Act of Parity Lien Debtholders, the Collateral Trustee, pursuant to Section 4.1(a)(iv), will deliver a copy of such Act of Parity Lien Debtholders to each Parity Lien Representative.

Section 4.2 Delivery of Copies to Parity Lien Representatives. The Company will deliver to each Parity Lien Representative (a) a copy of each Officers’ Certificate delivered to the Collateral Trustee pursuant to Section 4.1(b), together with copies of all documents delivered to the Collateral Trustee with such Officers’ Certificate and (b) copies of all Parity Lien Security Documents delivered to the Collateral Trustee. The Parity Lien Representatives will not be obligated to take notice thereof or to act thereon.

Section 4.3 Collateral Trustee not Required to Serve, File or Record. Subject to Section 3.2, the Collateral Trustee is not required to serve, file, register or record any instrument releasing or subordinating its Liens on any Collateral; provided that if the Company or any other Grantor shall make a written demand for a termination statement under Section 9-513(c) of the UCC, the Collateral Trustee shall comply with the written request of the Company or Grantor to comply with the requirements of such UCC provision as determined and prepared by the Company or Grantor.

Section 4.4 Release of Liens. In addition to any release pursuant to Section 4.1 hereof, as to any Series of Parity Lien Debt (including the Term Loans), the Collateral Trustee’s Parity Lien will no longer secure such Series of Parity Lien Debt if such Parity Lien Debt has been paid in full, all commitments to extend credit in respect of such Series of Parity Lien Debt have been terminated and all other Parity Lien Obligations related thereto that are outstanding and unpaid at the time such Series of Parity Lien Debt is paid are also paid in full, or if otherwise required by the terms of such Parity Lien Debt or the Intercreditor Agreement.

ARTICLE 5

IMMUNITIES OF THE COLLATERAL TRUSTEE

Section 5.1 No Implied Duty. The Collateral Trustee will not have any duties nor will it have responsibilities or obligations other than those expressly assumed by it in this Agreement, the other Parity Lien Security Documents and the Intercreditor Agreement. No implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement, the other Parity Lien Documents or the Intercreditor Agreement, or otherwise exist against the Collateral Trustee. The permissive right of the Collateral Trustee to take or refrain from taking action hereunder shall not be construed as a duty. Without limiting the generality of the foregoing sentences, the use of the term “trustee” in this Agreement with reference to the Collateral Trustee is not intended to connote any fiduciary or other implied (or express) obligation, whether before or after an event of default, arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. The Collateral Trustee will not be required to take any action that is contrary to applicable law or any provision of this Agreement, the other Parity Lien Security Documents or the Intercreditor Agreement.

Section 5.2 Appointment of Agents and Advisors. The Collateral Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, accountants, appraisers or other experts or advisors selected by it in good faith as it may reasonably require and will not be responsible for any misconduct or negligence on the part of any of them.

Section 5.3 Other Agreements. The Collateral Trustee has accepted its appointment as collateral trustee hereunder and is bound by the Parity Lien Security Documents executed by the Collateral Trustee as of the date of this Agreement, and the Collateral Trustee shall at the written request of the Company or the applicable Parity Lien Representative execute additional Parity Lien Security Documents delivered to it after the date of this Agreement (including to secure Obligations arising under Additional Parity Lien Debt to the extent such Obligations are permitted to be incurred and secured under the Parity Lien Documents); provided that such additional Parity Lien Security Documents do not adversely affect the rights, privileges, benefits and immunities of the Collateral Trustee or conflict with the terms of the Intercreditor Agreement. The Collateral Trustee will not otherwise be bound by, or be held obligated by, the provisions of any credit agreement, indenture or other agreement governing Parity Lien Debt (other than this Agreement and the other Parity Lien Security Documents to which it is a party).

Section 5.4 Solicitation of Instructions.

(a)    The Collateral Trustee may at any time solicit written confirmatory instructions, in the form of an Act of Parity Lien Debtholders, an Officers’ Certificate or an order of a court of competent jurisdiction, as to any action that it may be requested or required to take, or that it may propose to take, in the performance of any of its obligations under this Agreement or the other Parity Lien Security Documents, and Collateral Trustee shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from any action or withholding any approval under any of the Parity Lien Documents until it shall have received such instructions in the form of an Act of Parity Lien Debtholders as to any action that it may be requested or required to take.

(b)    No written direction given to the Collateral Trustee by an Act of Parity Lien Debtholders that in the sole judgment of the Collateral Trustee imposes, purports to impose or might reasonably be expected to impose upon the Collateral Trustee any obligation or liability not set forth in or arising under this Agreement and the other Parity Lien Security Documents or that in Collateral Trustee’s judgment or the judgment of its counsel, may expose Collateral Trustee to liability or that is contrary to any applicable Governmental Authority will be binding upon the Collateral Trustee.

(c)    The Collateral Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement at the request, order or direction of the Required Parity Lien Debtholders or pursuant to any Act of Parity Lien Debtholders pursuant to the provisions of this Agreement, unless such holders shall have furnished to the Collateral Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities including attorneys’ fees and expenses which may be incurred therein or thereby.

Section 5.5 Limitation of Liability. The Collateral Trustee will not be responsible or liable for any action taken or omitted to be taken by it hereunder or under any other Parity Lien Security Document, except for its own gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction.

Section 5.6 Documents in Satisfactory Form. The Collateral Trustee will be entitled, but not obligated, to require that all agreements, certificates, opinions, instruments and other documents at any time submitted to it, including those expressly provided for in this Agreement, be delivered to it in a form reasonably satisfactory to it.

Section 5.7 Entitled to Rely. The Collateral Trustee may seek and conclusively rely upon, and shall be fully protected in conclusively relying upon, any judicial order or judgment, upon any advice, opinion or statement of legal counsel, independent consultants and other experts selected by it in good faith and upon any certification, instruction, notice or other writing delivered to it by the Company, any Grantor or any Guarantor in compliance with the provisions of this Agreement or delivered to it by any Parity Lien Representative as to the holders of Parity Lien Obligations for whom it acts, without being required to determine the authenticity thereof or the correctness of any fact stated therein or the propriety or validity of service thereof. The Collateral Trustee may act in reliance upon any instrument comporting with the provisions of this Agreement or any signature believed by it in good faith to be genuine and may assume that any Person purporting to give notice or receipt or advice or make any statement or execute any document in connection with the provisions hereof or the other Parity Lien Security Documents has been duly authorized to do so. To the extent an Officers’ Certificate or Opinion of Counsel is required or permitted under this Agreement to be delivered to the Collateral Trustee in respect of any matter, the Collateral Trustee may rely conclusively on an Officers’ Certificate or Opinion of Counsel as to such matter and such Officers’ Certificate or Opinion of Counsel shall be full warranty and protection to the Collateral Trustee for any action taken, suffered or omitted by it under the provisions of this Agreement and the other Parity Lien Security Documents.

Section 5.8 Parity Lien Debt Default. The Collateral Trustee will not be required to inquire as to the occurrence or absence of any Parity Lien Debt Default and will not be affected by or required to act upon any notice or knowledge as to the occurrence of any Parity Lien Debt Default unless and until it is directed by an Act of Parity Lien Debtholders.

Section 5.9 Actions by Collateral Trustee. As to any matter not expressly provided for by this Agreement or the other Parity Lien Security Documents, the Collateral Trustee will act or refrain from acting as directed by an Act of Parity Lien Debtholders and will be fully protected if it does so, and any action taken, suffered or omitted pursuant to hereto or thereto shall be binding on the holders of Parity Lien Obligations. The Collateral Trustee shall not be liable for any action it takes or omits to take in accordance with an Act of Parity Lien Debtholders.

Section 5.10 Security or Indemnity in favor of the Collateral Trustee. The Collateral Trustee will not be required to advance or expend any funds or otherwise incur any financial liability in the performance of its duties or the exercise of its powers or rights hereunder (or any omission to perform or exercise) unless it has been provided with security or indemnity reasonably satisfactory to it against any and all liability or expense which may be incurred by it by reason of taking or continuing to take or omitting to take such action.

Section 5.11 Rights of the Collateral Trustee. In the event of any conflict between any terms and provisions set forth in this Agreement and those set forth in any other Parity Lien Security Document, the terms and provisions of this Agreement shall supersede and control the terms and provisions of such other Parity Lien Security Document. In the event there is any bona fide, good faith disagreement between the other parties to this Agreement or any of the other Parity Lien Security Documents resulting in adverse claims being made in connection with Collateral held by the Collateral Trustee and the terms of this Agreement or any of the other Parity Lien Security Documents do not unambiguously mandate the action the Collateral Trustee is to take or not to take in connection therewith under the circumstances then existing, or the Collateral Trustee is in doubt as to what action it is required to take or not to take hereunder or under the other Parity Lien Security Documents, it will be entitled to refrain from taking any action (and will incur no liability for doing so) until directed otherwise in writing by a request signed jointly by the parties hereto entitled to give such direction or by order of a court of competent jurisdiction.

Section 5.12 Limitations on Duty of Collateral Trustee in Respect of Collateral.

(a)    Beyond the exercise of reasonable care in the custody of Collateral in its possession, the Collateral Trustee will have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Collateral Trustee will not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any Liens on the Collateral; provided that, notwithstanding the foregoing, the Collateral Trustee will execute, file or record UCC-3 continuation statements and other documents and instruments to preserve, protect or perfect the security interests granted to the Collateral Trustee (subject to the priorities set forth herein) if it shall receive a specific written request to execute, file or record the particular continuation statement or other specific document or instrument by any Parity Lien Representative, it being understood that the Company and/or the applicable Grantor shall be responsible for all filings required in connection with any Parity Lien Security Document and the continuation, maintenance and/or perfection of any such filing or the lien and security interest granted in connection therewith. The Collateral Trustee shall deliver to each other Parity Lien Representative a copy of any such written request. The Collateral Trustee will be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property, and the Collateral Trustee will not be liable or responsible for any loss or diminution in the value of any of the Collateral by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Collateral Trustee in good faith.

(b)    The Collateral Trustee will not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of any Grantor to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral. The Collateral Trustee hereby disclaims any representation or warranty to the current and future holders of the Parity Lien Obligations concerning the perfection of the security interests granted to it or in the value of any Collateral. The Collateral Trustee shall not be under any obligation to the Trustee or any holder of Parity Lien Debt to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this or any other Parity Lien Security Document or the Intercreditor Agreement or to inspect the properties, books or records of the Company, any Grantor or any Guarantor.

Section 5.13 Assumption of Rights, Not Assumption of Duties. Notwithstanding anything to the contrary contained herein:

(a)    each of the parties thereto will remain liable under each of the Parity Lien Security Documents (other than this Agreement) to the extent set forth therein to perform all of their respective duties and obligations thereunder to the same extent as if this Agreement had not be executed;

(b)    the exercise by the Collateral Trustee of any of its rights, remedies or powers hereunder will not release such parties from any of their respective duties or obligations under the other Parity Lien Security Documents; and

(c)    the Collateral Trustee will not be obligated to perform any of the obligations or duties of the Company or any Grantor.

Section 5.14 No Liability for Clean Up of Hazardous Materials. In the event that the Collateral Trustee is required to acquire title to an asset for any reason, or take any managerial action of any kind in regard thereto, in order to carry out any trust obligation for the benefit of another, which in the Collateral Trustee’s sole discretion may cause the Collateral Trustee to be considered an “owner or operator” under any environmental laws or otherwise cause the Collateral Trustee to incur, or be exposed to, any environmental liability or any liability under any other federal, state or local law, the Collateral Trustee reserves the right, instead of taking such action, either to immediately resign as Collateral Trustee or to arrange for the transfer of the title or control of the asset to a court appointed receiver. The Collateral Trustee will not be liable to any Person for any environmental liability or any environmental claims or contribution actions under any federal, state or local law, rule or regulation by reason of the Collateral Trustee’s actions or inactions and conduct as authorized, empowered and directed hereunder or relating to any kind of discharge or release or threatened discharge or release of any hazardous materials into the environment.

Section 5.15 Other Relationships with the Company, Grantors or Guarantors. Wilmington Trust, National Association and its Affiliates (and any successor Collateral Trustee and its Affiliates) may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Company, any Grantor or any Guarantor and its Affiliates as though it was not the Collateral Trustee hereunder and without notice to or consent of the Parity Lien Representatives or holders of any of the Parity Lien Obligations. The Parity Lien Representatives and the holders of the Parity Lien Obligations acknowledge that, pursuant to such activities, Wilmington Trust, National Association or its Affiliates (and any successor Collateral Trustee and its Affiliates) may receive information regarding the Company, any Grantor or any Guarantor or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Company, such Grantor or Guarantor or such Affiliate) and acknowledge that (i) such knowledge is not imputed to the Collateral Trustee and (ii) Wilmington Trust, National Association and its Affiliates shall not be under any obligation to provide such information to the Parity Lien Secured Parties. Nothing herein shall impose or imply any obligation on the part of Wilmington Trust, National Association (or any successor Collateral Trustee) to advance funds.

Section 5.16 No Liability for Interest. The Collateral Trustee shall not be liable for interest or investment income on any money or securities received by it, except as the Collateral Trustee may agree in writing with the Company.

Section 5.17 Non-Reliance on Collateral Trustee. The Collateral Trustee shall not be required to keep itself informed as to the performance or observance by the Company or a Grantor of any of its obligations under this Agreement, any Parity Lien Document or any other document referred to or provided for herein or therein. Except for notices, reports and other documents and information expressly required to be furnished to any Parity Lien Secured Party by the Collateral Trustee hereunder, the Collateral Trustee shall have no duty or responsibility to provide any Parity Lien Secured Party with any credit or other information concerning the affairs, financial condition or business of the Company or any Grantor that may come into the possession of the Collateral Trustee or any of its Affiliates.

ARTICLE 6

RESIGNATION AND REMOVAL OF THE COLLATERAL TRUSTEE

Section 6.1 Resignation or Removal of Collateral Trustee. Subject to the appointment of a successor Collateral Trustee as provided in Section 6.2 and the acceptance of such appointment by the successor Collateral Trustee:

(a)    the Collateral Trustee may resign at any time by giving not less than 30 days’ notice of resignation to each Parity Lien Representative and the Company; and

(b)    the Collateral Trustee may be removed at any time, with or without cause, by an Act of Parity Lien Debtholders.

Section 6.2 Appointment of Successor Collateral Trustee. Upon any such resignation or removal, a successor Collateral Trustee may be appointed by an Act of Parity Lien Debtholders. If no successor Collateral Trustee has been so appointed and accepted such appointment within 30 days after the predecessor Collateral Trustee gave notice of resignation or was removed, the retiring Collateral Trustee may (at the expense of the Company), at its option, appoint a successor Collateral Trustee, or petition a court of competent jurisdiction for appointment of a successor Collateral Trustee, which must be a bank or trust company:

(a)    authorized to exercise corporate trust powers; and

(b)    having a combined capital and surplus of at least $250,000,000.

Until the appointment of a successor Collateral Trustee as provided for in this Section 6.2 after the resignation or removal of the Collateral Trustee, all communications and determinations required to be made by, to or through Collateral Trustee shall instead be made by or through the Parity Lien Representatives. From and following the expiration of such thirty (30) day period, Collateral Trustee shall have the exclusive right, upon one (1) Business Days’ notice to the Parity Lien Representatives, to make its resignation effective immediately. From and following the effectiveness of such notice, the retiring or removed Collateral Trustee shall be discharged from its duties and obligations hereunder and under the other Parity Lien Documents.

Section 6.3 Succession. When the Person so appointed as successor Collateral Trustee accepts such appointment:

(a)    such Person will succeed to and become vested with all the rights, powers, privileges and duties of the predecessor Collateral Trustee, and the predecessor Collateral Trustee will be discharged from its duties and obligations hereunder; and

(b)    the predecessor Collateral Trustee will (at the expense of the Company) promptly transfer all Liens and collateral security and other property of the Trust Estate within its possession or control to the possession or control of the successor Collateral Trustee and will execute instruments and assignments as may be necessary or desirable or reasonably requested by the successor Collateral Trustee to transfer to the successor Collateral Trustee all Liens, interests, rights, powers and remedies of the predecessor Collateral Trustee in respect of the Parity Lien Security Documents or the Trust Estate.

Thereafter the predecessor Collateral Trustee will remain entitled to enforce the immunities granted to it in Article 5 and the provisions of Sections 7.8 and 7.9, and said provisions will survive termination of this Agreement for the benefit of the predecessor of the Collateral Trustee.

Section 6.4 Merger, Conversion or Consolidation of Collateral Trustee. Any Person into which the Collateral Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Collateral Trustee shall be a party, or any Person succeeding to the business of the Collateral Trustee shall be the successor of the Collateral Trustee pursuant to Section 6.3, provided that (i) without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto, except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding, such Person satisfies the eligibility requirements specified in clauses (a) and (b) of Section 6.2 and (ii) prior to any such merger, conversion or consolidation, the Collateral Trustee shall have notified the Company and each Parity Lien Representative thereof in writing.

Section 6.5 Concerning the Collateral Trustee and the Parity Lien Representatives.

(a)    Notwithstanding anything contained herein to the contrary, it is expressly understood and agreed by the parties hereto that this Agreement has been signed by each Parity Lien Representative not in its individual capacity or personally but solely in its capacity as trustee, representative or agent for the benefit of the related holders of the applicable Series of Parity Lien Debt in the exercise of the powers and authority conferred and vested in it under the related Parity Lien Documents, and in no event shall such Parity Lien Representative, in its individual capacity, have any liability for the representations, warranties, covenants, agreements or other obligations of any other party under this Agreement, any Parity Lien Document or in any of the certificates, reports, documents, data notices or agreements delivered by such other party pursuant hereto or thereto.

(b)    Notwithstanding anything contained herein to the contrary, it is expressly understood and agreed by the parties hereto that this Agreement has been signed by Wilmington Trust, National Association, not in its individual capacity or personally but solely in its capacity as Collateral Trustee, and in no event shall Wilmington Trust, National Association, in its individual capacity, have any liability for the representations, warranties, covenants, agreements or other obligations of any other party under this Agreement, any Parity Lien Document or in any of the certificates, reports, documents, data notices or agreements delivered by such other party pursuant hereto or thereto.

(c)    Notwithstanding anything contained herein to the contrary, it is expressly understood and agreed by the parties hereto that this Agreement has been signed by Wilmington Trust, National Association not in its individual capacity or personally but solely in its capacity as Senior Third Lien Administrative Agent, and in no event shall Wilmington Trust, National Association or any other Parity Lien Representative, in its individual capacity, have any liability for the representations, warranties, covenants, agreements or other obligations of any other party under this Agreement, any Parity Lien Document or in any of the certificates, reports, documents, data notices or agreements delivered by such other party pursuant hereto or thereto.

(d)    In entering into this Agreement, the Collateral Trustee shall be entitled to the benefit of every provision of (x) the Senior Third Lien Credit Agreement relating to the rights, exculpations or conduct of, affecting the liability of or otherwise affording protection to the “Collateral Trustee” thereunder and (y) the Junior Third Lien Credit Agreement relating to the rights, exculpations or conduct of, affecting the liability of or otherwise affording protection to the “Collateral Trustee” thereunder. In no event will the Collateral Trustee be liable for any act or omission on the part of the Grantors or any Parity Lien Representative.

(e)    Except as otherwise set forth herein, neither the Collateral Trustee nor any Parity Lien Representative shall be required to exercise any discretion or take any action, but shall be required to act or refrain from acting (and shall be fully protected in so acting or refraining from acting) solely upon the instructions of the Required Parity Lien Debtholders; provided that neither the Collateral Trustee nor any Parity Lien Representative shall be required to take any action that (i) it in good faith believes exposes it to liability unless it receives an indemnification satisfactory to it from the applicable holders of the Parity Lien Obligations with respect to such action or (ii) is contrary to this Agreement, the Intercreditor Agreement or applicable law.

ARTICLE 7

MISCELLANEOUS PROVISIONS

Section 7.1 Amendment.

(a)    Except as provided in the Intercreditor Agreement, no amendment or supplement to the provisions of any Parity Lien Security Document will be effective without the approval of the Collateral Trustee acting as directed by an Act of Parity Lien Debtholders, except that:

(i)    any amendment or supplement that has the effect solely of:

(A)    adding or maintaining Collateral, securing additional Parity Lien Debt that was otherwise permitted by the terms of the Parity Lien Documents to be secured by the Collateral or preserving, perfecting or establishing the Liens thereon or the rights of the Collateral Trustee therein, or

(B)    providing for the assumption of the Company, any Grantor or any Guarantor’s obligations under any Parity Lien Document in the case of a merger or consolidation or sale of all or substantially all of the properties or assets of the Company, any Grantor or such Guarantor to the extent permitted by the terms of the Senior Third Lien Credit Agreement, the Junior Third Lien Credit Agreement and the other Parity Lien Documents, as applicable, will become effective when executed and delivered by the Company or any other applicable Grantor party thereto and the Collateral Trustee;

(ii)    no amendment or supplement that reduces, impairs or adversely affects the right of any holder of Parity Lien Obligations:

(A)    to vote its outstanding Parity Lien Debt as to any matter described as subject to an Act of Parity Lien Debtholders or direction by the Required Parity Lien Debtholders (or amends the provisions of this clause (ii) or the definition of “Act of Parity Lien Debtholders” or “Required Parity Lien Debtholders”);

(B)    to share in the order of application described in Section 3.4 in the proceeds of enforcement of or realization on any Collateral; or

(C)    to require that Liens securing Parity Lien Obligations be released only as set forth in the provisions described in Sections 4.1 or 4.5,

will become effective without the consent of the requisite percentage or number of holders of each Series of Parity Lien Debt adversely affected thereby under the applicable Parity Lien Document; and

(iii)    no amendment or supplement that imposes any obligation upon the Collateral Trustee or any Parity Lien Representative or adversely affects the rights of the Collateral Trustee or any Parity Lien Representative, respectively, in its individual capacity as such will become effective without the consent of the Collateral Trustee or such Parity Lien Representative, respectively.

(b)    Notwithstanding Section 7.1(a) but subject to Sections 7.1(a)(ii) and 7.1(a)(iii):

(i)    any mortgage or other Parity Lien Security Document may be amended or supplemented with the approval of the Collateral Trustee acting as directed in writing by the Required Parity Lien Debtholders, unless such amendment or supplement would not be permitted under the terms of this Agreement, the Intercreditor Agreement or any Priority Lien Document;

(ii)    any amendment or waiver of, or any consent under, any provision of any security document that secures Priority Lien Obligations will apply automatically to any comparable provision of any comparable Parity Lien Security Document without the consent of or notice to any holder of Parity Lien Obligations and without any action by the Company, any Grantor or any Guarantor or any holder of Parity Lien Obligations; and

(iii)    any mortgage or other Parity Lien Security Document may be amended or supplemented with the approval of the Collateral Trustee (but without the consent of or notice to any holder of Parity Lien Obligations and without any action by any holder of Parity Lien Obligations) (i) to cure any ambiguity, defect or inconsistency, or (ii) to make other changes that do not have an adverse effect on the validity of the Lien created thereby.

(c)    The Collateral Trustee will not enter into any amendment or supplement unless it has received an Officers’ Certificate to the effect that such amendment or supplement will not result in a breach of any provision or covenant contained in the Intercreditor Agreement or any of the Parity Lien Documents. Prior to executing any amendment or supplement pursuant to this Section 7.1, the Collateral Trustee shall also receive an Opinion of Counsel of the Company to the effect that the execution of such document is authorized or permitted hereunder and is the legal, valid and binding obligation of the Company, and with respect to amendments adding Collateral, an Opinion of Counsel of the Company addressing customary creation and perfection, and if such additional Collateral consists of equity interests of any Person which equity interests constitute certificated securities, priority matters with respect to such additional Collateral (which opinion may be subject to customary assumptions and qualifications).

Section 7.2 Voting. In connection with any matter under this Agreement requiring a vote of holders of Parity Lien Debt, each Series of Parity Lien Debt will cast its votes in accordance with the Parity Lien Documents governing such Series of Parity Lien Debt. The amount of Parity Lien Debt to be voted by a Series of Parity Lien Debt will equal (1) the aggregate principal amount of Parity Lien Debt held by such Series of Parity Lien Debt (including outstanding letters of credit whether or not then available or drawn), plus (2) other than in connection with an exercise of remedies, the aggregate unfunded commitments to extend credit which, when funded, would constitute Indebtedness of such Series of Parity Lien Debt (to the extent such unfunded commitments have not been terminated by the holders of such Series of Parity Lien Debt). Following and in accordance with the outcome of the applicable vote under its Parity Lien Documents, the Parity Lien Representative of each Series of Parity Lien Debt will vote the total amount of Parity Lien Debt under that Series of Parity Lien Debt as a block in respect of any vote under this Agreement.

Upon request of the Collateral Trustee, each Parity Lien Representative shall provide written notice to the Collateral Trustee of the aggregate principal amount of outstanding Parity Lien Debt for which it is the Parity Lien Representative and the information described in clause (2) of the immediately preceding paragraph.

Section 7.3 Further Assurances.

(a)    The Company and each of the Grantors and Guarantors will do or cause to be done all acts and things that may be required, or that the Collateral Trustee from time to time may reasonably request to assure and confirm that the Collateral Trustee holds, for the benefit of the holders of Parity Lien Obligations, duly created and enforceable and perfected Liens upon the Collateral (including any property or assets that are acquired or otherwise become, or are required by any Parity Lien Document to become, Collateral after the date hereof), in each case, as contemplated by, and with the Lien priority required under, the Parity Lien Documents and in connection with any merger, consolidation or sale of assets of the Company, any Grantor or any Guarantor, the property and assets of the Person which is consolidated or merged with or into the Company, any Grantor or any Guarantor, to the extent that they are property or assets of the types which would constitute Collateral under the Parity Lien Security Documents, shall be treated as after-acquired property and the Company, any Grantor or such Guarantor shall take such action as may be reasonably necessary to cause such property and assets to be made subject to the Parity Liens, in the manner and to the extent required under the Parity Lien Documents.

(b)    Upon the reasonable request of the Collateral Trustee or any Parity Lien Representative at any time and from time to time, the Company and each of the Grantors and Guarantors will promptly execute, acknowledge and deliver such Parity Lien Security Documents, instruments, certificates, notices and other documents, and take such other actions as may be reasonably required, or that the Collateral Trustee may request, to create, perfect, protect, assure or enforce the Liens and benefits intended to be conferred, in each case as contemplated by the Parity Lien Documents for the benefit of holders of Parity Lien Obligations; provided that no such Parity Lien Security Document, instrument or other document shall be materially more burdensome upon the Company, any Grantor and the Guarantors than the Parity Lien Documents executed and delivered (or required to be executed and delivered promptly after the date hereof) by the Company, the Grantors and the Guarantors in connection with the borrowing of the Term Loans on or about the date hereof.

(c)    From and after the date hereof, the Company shall, or shall cause the applicable Grantor or Guarantor to, deliver such documents and takes such actions as are required by the Senior Third Lien Credit Agreement, the Junior Third Lien Credit Agreement and the other Parity Lien Documents.

(d)    Upon the request of the Collateral Trustee, the Company, the Grantors and the Guarantors will permit the Collateral Trustee or any of its agents or representatives, at reasonable times and intervals upon reasonable prior notice, to visit their offices and sites and inspect any of the Collateral and to discuss matters relating to the Collateral with their respective officers and independent public accountants. The Company, the Grantors and the Guarantors shall, at any reasonable time and from time to time upon reasonable prior notice, permit the Collateral Trustee or any of its agents or representatives to examine and make copies of and abstracts from the records and books of account of the Company, the Grantors and the Guarantors and their Subsidiaries, all at the Company’s expense.

Section 7.4 Successors and Assigns.

(a)    Except as provided in Section 5.2, the Collateral Trustee may not, in its capacity as such, delegate any of its duties or assign any of its rights hereunder, and any attempted delegation or assignment of any such duties or rights will be null and void. All obligations of the Collateral Trustee hereunder will inure to the sole and exclusive benefit of, and be enforceable by, each Parity Lien Representative and each present and future holder of Parity Lien Obligations, each of whom will be entitled to enforce this Agreement as a third-party beneficiary hereof, and all of their respective successors and assigns.

(b)    Neither the Company nor any Grantor or Guarantor may delegate any of its duties or assign any of its rights hereunder, and any attempted delegation or assignment of any such duties or rights will be null and void. All obligations of the Company, the Grantors and the Guarantors hereunder will inure to the sole and exclusive benefit of, and be enforceable by, the Collateral Trustee, each Parity Lien Representative and each present and future holder of Parity Lien Obligations, each of whom will be entitled to enforce this Agreement as a third-party beneficiary hereof, and all of their respective successors and assigns.

Section 7.5 Delay and Waiver. No failure to exercise, no course of dealing with respect to the exercise of, and no delay in exercising, any right, power or remedy arising under this Agreement or any of the other Parity Lien Security Documents will impair any such right, power or remedy or operate as a waiver thereof. No single or partial exercise of any such right, power or remedy will preclude any other or future exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

Section 7.6 Notices. (a) Any communications, including notices and instructions, between the parties hereto or notices provided herein to be given may be given to the following addresses

If to the Collateral Trustee,

the Senior Third Lien Collateral Trustee

the Senior Third Lien Administrative Agent

the Junior Third Lien Collateral Trustee

the Junior Third Lien Administrative Agent:

Wilmington Trust, National Association

50 South Sixth Street, Suite 1290

Minneapolis, MN 55402

Facsimile: (612) 217-5651

Attention: Meghan McCauley

with a copy to:

Lindquist & Vennum LLP

4200 IDS Center 80 South Eighth Street

Minneapolis, MN 55402

15414642_5 33

Attention: Mark C. Dietzen, Esq. Telephone:

Telephone: (612) 371-2452

Facsimile: (612) 371-3207

Email: MDietzen@Lindquist.com

If to the Company or any other Grantor:     EXCO Resources, Inc.

                                                                       12377 Merit Drive, Suite 1700

                                                                       Dallas, TX 75251

                                                                       Attention: Treasurer

                                                                       Facsimile: (214) 706-3409

with a copy to:

                                                                       EXCO Resources, Inc.

                                                                       12377 Merit Drive, Suite 1700

                                                                       Dallas, TX 75251

                                                                       Attention: General Counsel

                                                                       Facsimile: (214) 706-3409

and if to any other Parity Lien Representative, to such address as it may specify by written notice to the parties named above.

(b)     All notices and communications will be mailed by first class mail, certified or registered, return receipt requested, by overnight air courier guaranteeing next day delivery, or delivered by facsimile to the relevant address or number set forth above or, as to holders of Parity Lien Debt, its address shown on the register kept by the office or agency where the relevant Parity Lien Debt may be presented for registration of transfer or for exchange. Failure to mail or delivery by facsimile a notice or communication to a holder of Parity Lien Debt or any defect in it will not affect its sufficiency with respect to other holders of Parity Lien Debt.

(c)    If a notice or communication is mailed or delivered by facsimile in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

Section 7.7 Entire Agreement. This Agreement states the complete agreement of the parties relating to the undertaking of the Collateral Trustee set forth herein and supersedes all oral negotiations and prior writings in respect of such undertaking.

Section 7.8 Compensation; Expenses. The Grantors jointly and severally agree to pay, promptly upon demand:

(i)    such compensation, fees, costs and expenses to the Collateral Trustee and its agents (including attorney’s fees and expenses) as the Company and the Collateral Trustee may agree in writing from time to time;

(ii)    all reasonable and documented out-of-pocket costs and expenses incurred by the Collateral Trustee and its agents (including attorney’s fees and expenses) in the preparation, execution, delivery, filing, recordation, administration or enforcement of this Agreement or any other Parity Lien Security Document or any consent, amendment, waiver or other modification relating hereto or thereto;

(iii)    all reasonable and documented out-of-pocket fees, expenses and disbursements of legal counsel and any auditors, accountants, consultants or appraisers or other professional advisors and agents engaged by the Collateral Trustee or any Parity Lien Representative incurred in connection with the negotiation, preparation, closing, administration, performance or enforcement of this Agreement and the other Parity Lien Security Documents or any consent, amendment, waiver or other modification relating hereto or thereto and any other document or matter requested by the Company, any Grantor or any Guarantor;

(iv)    all other reasonable and documented out-of-pocket costs and expenses incurred by the Collateral Trustee and its agents in connection with the negotiation, preparation and execution of the Parity Lien Security Documents and any consents, amendments, waivers or other modifications thereto and the transactions contemplated thereby or the exercise of rights or performance of obligations by the Collateral Trustee thereunder; and

(v)    all other reasonable and documented out-of-pocket costs and expenses incurred by the Collateral Trustee and its agents in connection with the negotiation, preparation and execution of the Parity Lien Security Documents and any consents, amendments, waivers or other modifications thereto and the transactions contemplated thereby or the exercise of rights or performance of obligations by the Collateral Trustee thereunder; and

(vi)    after the occurrence of any Parity Lien Debt Default, all costs and expenses incurred by the Collateral Trustee, its agents and any Parity Lien Representative in connection with the preservation, collection, foreclosure or enforcement of the Collateral subject to the Parity Lien Security Documents or any interest, right, power or remedy of the Collateral Trustee or in connection with the collection or enforcement of any of the Parity Lien Obligations or the proof, protection, administration or resolution of any claim based upon the Parity Lien Obligations in any Insolvency or Liquidation Proceeding, including all fees and disbursements of attorneys, accountants, auditors, consultants, appraisers and other professionals engaged by the Collateral Trustee, its agents or the Parity Lien Representatives.

The agreements in this Section 7.8 will survive repayment of all other Parity Lien Obligations and the removal or resignation of the Collateral Trustee and termination of this Agreement.

Section 7.9 Indemnity.

(a)    The Grantors jointly and severally agree to defend, indemnify, pay and hold harmless the Collateral Trustee, each Parity Lien Representative, each holder of Parity Lien Obligations and each of their respective Affiliates and each and all of the directors, officers, partners, trustees, employees, attorneys and agents, and (in each case) their respective heirs, representatives, successors and assigns (each of the foregoing, an “Indemnitee”) from and against any and all Indemnified Liabilities; provided that no Indemnitee will be entitled to indemnification hereunder with respect to any Indemnified Liability to the extent such Indemnified Liability is found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee. THIS INDEMNITY COVERS ORDINARY NEGLIGENCE OF ANY OF THE FOREGOING PARTIES.

(b)    All amounts due under this Section 7.9 will be payable within 10 days upon written demand.

(c)    Each Person that is secured hereunder, by accepting the benefits of the security provided hereby, agrees on a pro rata basis, to indemnify Collateral Trustee (to the extent not reimbursed by Grantors within ten (10) days) upon demand to the extent required by Section 10.03(c) of the Senior Third Lien Credit Agreement (or any similar provision of any other Parity Lien Document).

(d)    To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in Section 7.9(a) may be unenforceable in whole or in part because they violate any law or public policy, each of the Grantors will contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.

(e)    No Grantor will ever assert any claim against any Indemnitee, on any theory of liability, for any lost profits or special, indirect or consequential damages or (to the fullest extent a claim for punitive damages may lawfully be waived) any punitive damages arising out of, in connection with, or as a result of, this Agreement or any other Parity Lien Document or any agreement or instrument or transaction contemplated hereby or relating in any respect to any Indemnified Liability, and each of the Grantors hereby forever waives, releases and agrees not to sue upon any claim for any such lost profits or special, indirect, consequential or (to the fullest extent lawful) punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor.

(f)    The agreements in this Section 7.9 will survive repayment of all other Parity Lien Obligations and the removal or resignation of the Collateral Trustee and termination of this Agreement.

Section 7.10 Severability. If any provision of this Agreement is invalid, illegal or unenforceable in any respect or in any jurisdiction, the validity, legality and enforceability of such provision in all other respects and of all remaining provisions, and of such provision in all other jurisdictions, will not in any way be affected or impaired thereby.

Section 7.11 Headings. Section headings herein have been inserted for convenience of reference only, are not to be considered a part of this Agreement and will in no way modify or restrict any of the terms or provisions hereof.

Section 7.12 Obligations Secured. All obligations of the Grantors set forth in or arising under this Agreement will be Parity Lien Obligations and are secured by all Liens granted by the Parity Lien Security Documents.

Section 7.13 Governing Law. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS AGREEMENT.

Section 7.14 Consent to Jurisdiction. All judicial proceedings brought against any party hereto arising out of or relating to this Agreement or any of the other Parity Lien Security Documents may be brought in any state or federal court of competent jurisdiction in the State, County and City of New York. By executing and delivering this Agreement, each party hereto irrevocably:

(i)    accepts generally and unconditionally the exclusive jurisdiction and venue of such courts;

(ii)    waives any defense of forum non conveniens;

(iii)    agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to such party at its address provided in accordance with Section 7.6;

(iv)    agrees that service as provided in clause (3) above is sufficient to confer personal jurisdiction over such party in any such proceeding in any such court and otherwise constitutes effective and binding service in every respect; and

(v)    agrees each party hereto retains the right to serve process in any other manner permitted by law or to bring proceedings against any party in the courts of any other jurisdiction.

Section 7.15 Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING UNDER THIS AGREEMENT OR ANY OF THE OTHER PARITY LIEN SECURITY DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT OR THE INTENTS AND PURPOSES OF THE OTHER PARITY LIEN SECURITY DOCUMENTS. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT AND THE OTHER PARITY LIEN SECURITY DOCUMENTS, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY TO THIS AGREEMENT ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH PARTY HERETO HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH PARTY HERETO WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 7.15 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER WILL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS OF OR TO THIS AGREEMENT OR ANY OF THE OTHER PARITY LIEN SECURITY DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING THERETO. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

Section 7.16 Counterparts, Electronic Signatures. This Agreement may be executed in any number of counterparts (including by facsimile), each of which when so executed and delivered will be deemed an original, but all such counterparts together will constitute but one and the same instrument. The parties hereto may sign this Agreement and any Collateral Trust Joinder and transmit the executed copy by electronic means, including facsimile or non-editable .pdf files. The electronic copy of the executed Agreement and any Collateral Trust Joinder is and shall be deemed an original signature.

Section 7.17 Effectiveness. This Agreement will become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by each party of written notification of such execution and written or telephonic authorization of delivery thereof.

Section 7.18 Grantors and Additional Grantors. Each Grantor represents and warrants that it has duly executed and delivered this Agreement. The Company will cause each

Person that hereafter becomes a Grantor or is required by any Parity Lien Document to become a party to this Agreement to become a party to this Agreement, for all purposes of this Agreement, by causing such Person to execute and deliver to the Collateral Trustee a Collateral Trust Joinder, whereupon such Person will be bound by the terms hereof to the same extent as if it had executed and delivered this Agreement as of the date hereof. The Company shall promptly provide each Parity Lien Representative with a copy of each Collateral Trust Joinder executed and delivered pursuant to this Section 7.18; provided that the failure to so deliver a copy of the Collateral Trust Joinder to any then existing Parity Lien Representative shall not affect the inclusion of such Person as a Grantor if the other requirements of this Section 7.18 are complied with.

Section 7.19 Insolvency. This Agreement will be applicable both before and after the commencement of any Insolvency or Liquidation Proceeding by or against any Grantor. The relative rights, as provided for in this Agreement, will continue after the commencement of any such Insolvency or Liquidation Proceeding on the same basis as prior to the date of the commencement of any such case, as provided in this Agreement.

Section 7.20 Rights and Immunities of Parity Lien Representatives. The Senior Third Lien Administrative Agent, the Junior Third Lien Administrative Agent and the Collateral Trustee will be entitled, to the extent applicable to such entity, to all of the rights, protections, immunities and indemnities set forth in the Senior Third Lien Credit Agreement, Junior Third Lien Credit Agreement and any future Parity Lien Representative will be entitled to all of the rights, protections, immunities and indemnities set forth in the credit agreement, indenture or other agreement governing the applicable Parity Lien Debt with respect to which such Person will act as representative, in each case as if specifically set forth herein. In no event will any Parity Lien Representative be liable for any act or omission on the part of the Grantors or the Collateral Trustee hereunder. In no event will the Collateral Trustee be liable for any act or omission on the part of the Grantors or any Parity Lien Representative hereunder.

Section 7.21 Intercreditor Agreement. Each Person that is secured hereunder, by accepting the benefits of the security provided hereby, (i) consents (or is deemed to consent), to the subordination of Liens in favor of the Collateral Trustee as provided for in the Intercreditor Agreement, (ii) agrees (or is deemed to agree) that it will be bound by, and will take no actions contrary to, the provisions of the Intercreditor Agreement, and (iii) authorizes (or is deemed to authorize) and instructs (or is deemed to instruct) the Collateral Trustee on behalf of such Person to enter into, and perform under, the Intercreditor Agreement as “Senior Third Lien Collateral Agent” (as defined in the Intercreditor Agreement) as “Junior Third Lien Collateral Agent” (as defined in the Intercreditor Agreement). The Collateral Trustee agrees to enter into any amendments or joinders to the Intercreditor Agreement, without the consent of any Holder (as defined in the Second Lien Indenture), the Senior Third Lien Administrative Agent or the Junior Third Lien Administrative Agent, to add additional Indebtedness as Priority Lien Debt, Second Lien Debt or Parity Lien Debt (to the extent permitted to be incurred and secured by the applicable Secured Debt Documents and subject to the provisions of Article 5 of this Agreement) and add other parties (or any authorized agent or trustee therefor) holding such Indebtedness thereto and to establish that the Lien on any Collateral securing such Indebtedness ranks equally with the Liens on such Collateral securing the other Priority Lien Debt, Second Lien Debt or Parity Lien Debt, as applicable, then outstanding. The foregoing provisions are intended as an inducement to the lenders under the Parity Lien Documents to extend credit to the Company, as the borrower under the Parity Lien Debt, and such lenders are intended third party beneficiaries of this provision and the provisions of the Intercreditor Agreement. Notwithstanding anything to the contrary contained herein, (x) to the extent that any Lien on any Collateral is perfected by the possession or control of such Collateral or of any account in which such Collateral is held, and if such Collateral or any such account is in fact in the possession or under the control of the Priority Lien Representative, or of agents or bailees of the Priority Lien Representative, the perfection actions and related deliverables described in this Agreement or the other Parity Lien Security Documents shall not be required and (y) to the extent that any Lien on any Collateral is perfected by the possession or control of such Collateral or of any account in which such Collateral is held, and if such Collateral or any such account is in fact in the possession or under the control of the Second Lien Representative, or of agents or bailees of the Second Lien Representative, the perfection actions and related deliverables described in this Agreement or the other Second Lien Security Documents shall not be required.

Section 7.22 Force Majeure. In no event shall the Collateral Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Collateral Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 7.23 U.S.A. Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Collateral Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Collateral Trustee. The parties to this Collateral Trust Agreement agree that they will provide the Collateral Trustee with such information as it may request in order for the Collateral Trustee to satisfy the requirements of the U.S.A. Patriot Act.

[Remainder of page intentionally left blank; signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Collateral Trust Agreement to be executed by their respective officers or representatives as of the day and year first above written.

COMPANY:

EXCO RESOURCES, INC.

By:	/s/ Tyler Farquharson
Name:	Tyler Farquharson
Title:	Vice President, Chief Financial Officer and Treasurer

Signature Page to Collateral Trust Agreement (Second Lien)

GRANTORS:

EXCO HOLDING (PA), INC.
EXCO PRODUCTION COMPANY (PA), LLC
EXCO PRODUCTION COMPANY (WV), LLC
EXCO RESOURCES (XA), LLC
EXCO SERVICES, INC.
EXCO MIDCONTINENT MLP, LLC
EXCO PARTNERS GP, LLC
EXCO PARTNERS OLP GP, LLC
EXCO HOLDING MLP, INC.
EXCO LAND COMPANY, LLC

By:	/s/ Tyler Farquharson
	Name:	Tyler Farquharson
	Title:	Vice President, Chief Financial Officer and Treasurer

EXCO OPERATING COMPANY, LP

By:	EXCO Partners OLP GP, LLC its general partner

By:	/s/ Tyler Farquharson
	Name:	Tyler Farquharson
	Title:	Vice President, Chief Financial Officer and Treasurer

EXCO GP PARTNERS OLD, LP

By:	EXCO Partners GP, LLC its general partner

By:	/s/ Tyler Farquharson
	Name:	Tyler Farquharson
	Title:	Vice President, Chief Financial Officer and Treasurer

RAIDER MARKETING, LP

By:	/s/ Tyler Farquharson
	Name:	Tyler Farquharson
	Title:	Vice President, Chief Financial Officer and Treasurer

RAIDER MARKETING GP, LLC

By:	/s/ Tyler Farquharson
	Name:	Tyler Farquharson
	Title:	Vice President, Chief Financial Officer and Treasurer

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Collateral Trustee

By:	/s/ Renee Kuhl
	Name:	Renee Kuhl
	Title:	Vice President

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Senior Third Lien Administrative Agent

By:	/s/ Renee Kuhl
	Name:	Renee Kuhl
	Title:	Vice President

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Senior Third Lien Collateral Trustee

By:	/s/ Renee Kuhl
	Name:	Renee Kuhl
	Title:	Vice President

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Junior Third Lien Collateral Trustee

By:	/s/ Renee Kuhl
	Name:	Renee Kuhl
	Title:	Vice President

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Junior Third Lien Administrative Agent

By:	/s/ Renee Kuhl
	Name:	Renee Kuhl
	Title:	Vice President